Exhibit 4.1

SUNTRUST MORTGAGE SECURITIZATION, LLC,

as Depositor,

SUNTRUST MORTGAGE, INC.,

as Sponsor, Originator and Servicer,

[                                               ],

as Master Servicer and Trust Administrator,

[                                                ],
as Trustee

and

SUNTRUST BANK,

as Custodian

__________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of [                       ] 1, 200[ ]

___________________________________________

SUNTRUST [                             ] TRUST, SERIES 200[ ]-[ ]
MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
SERIES 200[ ]-[ ]

i

Section 3.17.	Title, Conservation and Disposition of REO Property.	86
Section 3.18.	Notification of Adjustments.	88
Section 3.19.	Access to Certain Documentation and Information Regarding the Mortgage Loans.	88
Section 3.20.	Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.	88
Section 3.21.	Servicing Compensation.	89
Section 3.22.	Annual Statement as to Compliance.	89
Section 3.23.	Report on Assessment of Compliance and Attestation.	90
Section 3.24.	Master Servicer to Act as Servicer.	92
Section 3.25.	Compensating Interest.	92
Section 3.26.	Credit Reporting; Gramm-Leach-Bliley Act.	92
Section 3.27.	Certificate Account.	93
Section 3.28.	Pre-Funding Account.	93
Section 3.29.	[Reserved.]	94
Section 3.30.	REMIC-Related Covenants.	94
Section 3A.01	Master Servicer.	94
Section 3A.02	REMIC-Related Covenants.	95
Section 3A.03	Monitoring of Servicer.	95
Section 3A.04	Fidelity Bond.	96
Section 3A.05	Power to Act; Procedures.	96
Section 3A.06	Due-on-Sale Clauses; Assumption Agreements.	97
Section 3A.07	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.	97
Section 3A.08	[RESERVED].	98
Section 3A.09	Compensation for the Master Servicer.	98
Section 3A.10	[RESERVED].	98
Section 3A.11	[RESERVED].	98
Section 3A.12	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.	98

ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICER		98

Section 4.01.	Advances.	98
Section 4.02.	Priorities of Distribution.	100
Section 4.03.	Monthly Statements to Certificateholders.	104
Section 4.04.	[Reserved].	108
Section 4.05.	Allocation of Realized Loss Amounts.	108
Section 4.06.	Compliance with Withholding Requirements.	109
Section 4.07.	Commission Reporting.	110
Section 4.08.	REMIC Distributions and Allocation of Losses.	119

ARTICLE V THE CERTIFICATES		123

Section 5.01.	The Certificates.	123

ARTICLE IX TERMINATION		152

Section 9.01.	Termination upon Liquidation or Purchase of the Mortgage Loans.	152
Section 9.02.	Final Distribution on the Certificates.	152
Section 9.03.	Additional Termination Requirements.	154

ARTICLE X MISCELLANEOUS PROVISIONS		154

Section 10.01.	Amendment.	154
Section 10.02.	Recordation of Agreement; Counterparts.	156
Section 10.03.	Governing Law.	157
Section 10.04.	Intention of Parties.	157
Section 10.05.	Notices.	157
Section 10.06.	Severability of Provisions.	158
Section 10.07.	Assignment; Sales; Advance Facilities.	158
Section 10.08.	Limitation on Rights of Certificateholders.	160
Section 10.09.	Inspection and Audit Rights.	161
Section 10.10.	Certificates Nonassessable and Fully Paid.	161
Section 10.11.	Waiver of Jury Trial.	162

ARTICLE XI REMIC PROVISIONS		162

Section 11.01.	REMIC Administration.	162
Section 11.02.	Prohibited Transactions and Activities.	165
Section 11.03.	Indemnification.	166

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	Reserved
Schedule III	Reserved
Schedule IV	Representations and Warranties of SunTrust Mortgage, Inc. as to the Mortgage Loans
Schedule I	Mortgage Loan Schedule

EXHIBITS

Exhibit A	Form of Class A and Class M Certificates
Exhibit B	[Reserved]
Exhibit C	Form of Class R Certificate
Exhibit D	Form of Subsequent Transfer Agreement
Exhibit E	Form of Initial Certification of Custodian
Exhibit F	Form of Document Certification and Exception Report of Custodian

Exhibit G	Form of Residual Transfer Affidavit and Agreement
Exhibit H	Form of Transferor Certificate
Exhibit I	Form of Rule 144A Letter
Exhibit J	Form of Request for Release
Exhibit K	Form of Contents for Each Mortgage File
Exhibit L	Power of Attorney
Exhibit M	Form of Trust Administrator Certification
Exhibit N	[Reserved]
Exhibit O	Purchase Agreement
Exhibit P	Standard & Poor’s LEVELS® Glossary
Exhibit Q	Form of Calculation of Realized Loss
Exhibit R	[Reserved]
Exhibit S	Relevant Servicing Criteria
Exhibit T	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

v

    THIS POOLING AND SERVICING AGREEMENT, dated as of [                        ] 1, 200[ ], among SUNTRUST MORTGAGE SECURITIZATION, LLC, as depositor (the “Depositor”), SUNTRUST MORTGAGE, INC., as originator, sponsor and servicer (the “Originator,” “Sponsor” and the “Servicer,” as applicable; and together “SunTrust”), and [          ], as master servicer and trust administrator (the “Master Servicer” and the “Trust Administrator” in such capacities, respectively), [                                     ], as  trustee (the “Trustee”) and SUNTRUST BANK, as custodian (the “Custodian”),

W I T N E S S E T H:

    In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

    The Issuing Entity intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of [eleven] Classes of Certificates, designated as (i) the Class 1-A Certificates, (ii) the Class 2-A Certificates, (iii) the Class 3-A Certificates, (iv) the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 and (v) the Class R Certificates.  The descriptions of REMIC I, REMIC II and REMIC III that follow are part of the Preliminary Statement.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections described below.

REMIC I

    As provided herein, the Trust Administrator will make an election to treat the assets of the Trust Fund (exclusive of the Pre-Funding Account) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.”  The Class R-1 Interest will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions.  Interest on all Classes of REMIC I Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Interests.  None of the REMIC I Regular Interests shall be certificated.

Designation(1)	Initial Uncertificated Balance	Uncertificated REMIC I Pass-Through Rate
1-Initial		(2)
1-PF		(2)
2-Initial		(3)
2-PF		(3)
3-Initial		(4)
3-PF		(4)

___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity  date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Weighted Average Net Mortgage Rate for Loan Group 1.
(3)	Weighted Average Net Mortgage Rate for Loan Group 2.
(4)	Weighted Average Net Mortgage Rate for Loan Group 3.

REMIC II

    As provided herein, the Trust Administrator shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC II.”  The Class R-II Interest shall evidence the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions.  Interest on each Class listed below will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

    The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Interests.  None of the REMIC II Regular Interests shall be certificated.

Designation	Initial Uncertificated Balance	Uncertificated REMIC II Pass-Through Rate
1-L		(2)
1-LS		(2)
2-L		(3)
2-LS		(3)
3-L		(4)
3-LS		(4)

________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Weighted average of the pass-through rates of the Class 1-Initial and Class 1-PF Interest.
(3)	Weighted average of the pass-through rates of the Class 2-Initial and Class 2-PF Interest.
(4)	Weighted average of the pass-through rates of the Class 3-Initial and Class 3-PF Interest.

REMIC III

    As provided herein, the Trust Administrator shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC III.”  The Class R-III Interest shall evidence the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions.  Interest on each Class listed below will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

    The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Class Certificate Balance for each Class of REMIC III Regular Interests comprising the “Regular Interests” in REMIC III for purposes of the REMIC provisions:

Class	Initial Class Certificate Balance or Initial REMIC III Uncertificated Balance	Pass-Through Interest Rate	Assumed Final Maturity Dates(1)
1-A	$[ ]	(2)
2-A	$[ ]	(3)
3-A	$[ ]	(4)
M1	$[ ]	(5)
M2	$[ ]	( )
M3	$[ ]	( )
M4	$[ ]	( )
M5	$[ ]	( )
M6	$[ ]	( )
M7	$[ ]	( )

____________________

(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest, each of which represents one or more of the “regular interests” in REMIC III.

(2)
The Pass-Through Rate for the Class 1-A Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of Loan Group 1.  The Pass-Through Rate for those Certificates for the Interest Accrual Period related to the first Distribution Date is ___________% per annum.

(3)
The pass-through rate for the Class 2-A Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of Loan Group 2.  The Pass-Through Rate for those Certificates for the Interest Accrual Period related to the first Distribution Date is _________% per annum.

(4)
The Pass-Through Rate for the Class 3-A Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of Loan Group 3.  The Pass-Through Rate for those Certificates for the Interest Accrual Period related to the first Distribution Date is _________% per annum.

(5)
For the Interest Accrual Period for any Distribution Date, the Pass-Through Rate for each Class of Subordinated Certificates will be the Subordinate Pass-Through Rate, which will be equal to (i) the sum of the following for each Loan Group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the

Mortgage Loans in that Loan Group as of the first day of the prior calendar month and (y) the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the first day of the related Due Period, minus the aggregate Certificate Principal Balance of the Senior Certificates related to that Loan Group immediately prior to that Distribution Date, divided by (ii) the aggregate Certificate Principal Balance of the Subordinated Certificates immediately prior to that Distribution Date.  For federal income tax purposes, the Subordinate Pass-Through Rate will equal the weighted average of the pass-through rates on the Class 1-LS, Class 2-LS and Class 3-LS Interests.

    The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to REMIC II as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses)—to any REMIC regular interest.  To the extent that such structure is believed to diverge from such intention, the party identifying such ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or drafting error in accordance with Section 10.01 hereto.

    The Stated Principal Balance as of the Initial Cut-off Date of Loan Group 1, Loan Group 2 and Loan Group 3 is $[__________], $[_________] and $[_________], respectively.

    The minimum denomination for each Class of the Senior Certificates and Subordinate Certificates will be $100,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount; and provided that such Certificates must be purchased in minimum total investments of $100,000 per Class.  The minimum denomination for the Class R Certificates will be a 100% Percentage Interest in such Class.

    Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
ERISA-Restricted Certificates	The Class R Certificates and any Certificate that no longer meets the rating requirements of the Underwriter’s Exemption.
Offered Certificates	The Senior Certificates and the Subordinate Certificates.
Physical Certificates	Class R Certificates.
Private Certificates	Class R Certificates.
Rating Agencies	Moody’s, Standard & Poor’s and Fitch.
Residual Certificates	Class R Certificates.
Senior Certificates	Class 1-A, Class 2-A and Class 3-A Certificates.
Subordinate Certificates	Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates.

ARTICLE I

DEFINITIONS

Section 1.01.                                Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 4.07(a)(iv)(A).

1933 Act:  The Securities Act of 1933, as amended.

30-Day Delinquency:  Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, one month past due (without giving effect to any grace period).

60+ Day Delinquent Mortgage Loan:  Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy (but not including any Liquidated Mortgage Loan (or related REO Property) as of the end of the related Prepayment Period).

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, as applicable, (1) either (x) those mortgage master servicing practices of prudent mortgage lending institutions which master service Mortgage Loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.01 hereof, but in no event below the standard set forth in clause (x) and (2) in accordance with applicable local, state and federal laws, rules and regulations.

Accepted Servicing Practices:  With respect to any Mortgage Loan, as applicable, (1) either (x) those mortgage servicing practices of prudent mortgage lending institutions which service Mortgage Loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located to the extent applicable to the Servicer, or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x) and (2) in accordance with applicable local, state and federal laws, rules and regulations.

Account:  Any of the Collection Account, the Certificate Account, the Pre-Funding Account or any Escrow Account.  Each Account shall at all times be an Eligible Account.

Addition Notice:  The notice given pursuant to Section 2.03 with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

Additional Disclosure Notification:  The meaning set forth in Section 4.07(a)(ii).

Additional Form 10-D Disclosure:  The meaning set forth in Section 4.07(a)(i).

Additional Form 10-K Disclosure:  The meaning set forth in Section 4.07(a)(iv).

Adjustable Rate Mortgage Loan:  An adjustable rate Mortgage Loan purchased pursuant to the Purchase Agreement.

[Adjusted Net Maximum Mortgage Rate:  As to each Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable Maximum Mortgage Interest Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Expense Fee Rate.]

Adjusted Net Mortgage Interest Rate:  As to each Mortgage Loan for any Distribution Date, the per annum rate equal to the Mortgage Interest Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs less the Expense Fee Rate.

Adjustment Date:  As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

Advance:  Any P&I Advance or Servicing Advance made by the Master Servicer or the Servicer in respect of any Distribution Date pursuant to Section 4.01.

Advance Facility:  A financing or other facility as described in Section 10.07.

Advancing Person:  The Person to whom the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

Adverse REMIC Event:  As defined in Section 11.01(f) hereof.

Affiliate:  With respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Aggregate Collateral Balance:   As of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account exclusive of investment income.  As of the Closing Date, an amount equal to the sum of the Aggregate Loan Balance as of the Initial Cut-off Date and the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance:  As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

Aggregate Subordinate Optimal Principal Amount:  For any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for each Loan Group.

Aggregate Subordinate Percentage:  With respect to the Subordinate Certificates and as of any Distribution Date, the aggregate Certificate Principal Balance for the Subordinate Certificates divided by the Aggregate Pool Principal Balance.

Allocable Share:  For any Distribution Date and with respect to each Class of Subordinate Certificates, the portion of the Aggregate Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Aggregate Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Certificate Principal Balance thereof and the denominator of which is the aggregate of the Certificate Principal Balances of the Subordinate Certificates.

Alternative Title Product:  [to come]

Amount Available for Group 1 Principal:  As to any Distribution Date, Group 1 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 1 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (A).

Amount Available for Group 2 Principal:  As to any Distribution Date, Group 2 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 2 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (B).

Amount Available for Group 3 Principal:  As to any Distribution Date, Group 3 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 3 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (C).

Apportioned Subordinate Principal Distribution Amount:  For any Distribution Date and the Subordinate Certificates, the product of (i) the Subordinate Principal Distribution Amount for the Subordinate Certificates and (ii) the Apportionment Fraction.

Apportionment Fraction:  With respect to the Subordinate Certificates and for any Distribution Date, in the event that the Certificate Principal Balances of the Senior Certificates of any Certificate Group have been reduced to zero, a fraction, the numerator of which is equal to the Subordinate Optimal Principal Amount of the Loan Group related to such Certificate Group, and the denominator of which is equal to the Aggregate Subordinate Optimal Principal Amount.

Appraised Value:  With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of such Mortgage Loan or the sales price of such Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

Assessment of Compliance:  As defined in Section 3.23.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Attestation Report:  As defined in Section 3.23.

Back-Up Certification:  As defined in Section 4.07(a)(iv).

Bankruptcy Coverage Termination Date:  With respect to any Loan Group, the point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the Servicer to the Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that either the Master Servicer or the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by either the Master Servicer or the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:  With respect to any Distribution Date, the Bankruptcy Loss Coverage Amount shall equal the related Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses relating to the Mortgage Loans since [       ] 1, 200[ ] and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Senior Certificates rated by it.

Best’s:  Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the states of New York, Virginia and Georgia, (b) the state in which the Servicer’s servicing operations are located, or (c) the state in which the Trustee’s and Trust Administrator’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate:  Any one of the Certificates executed by the Trust Administrator in substantially the forms attached hereto as exhibits.

Certificate Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.27(b) in the name of the Trust Administrator for the benefit of the Certificateholders and designated “[                         ] in trust for registered holders of SunTrust [               ] Mortgage-Backed Pass-Through Certificates, Series 200[ ]-[ ].”  Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Class of Certificates, other than the Class R Certificates, immediately prior to any Distribution Date will be equal to the Original Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Subordinate Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that Class).  The Class R Certificates will not have a Certificate Principal Balance.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificate Registrar:   The registrar appointed pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Servicer, or the Custodian or any affiliate thereof shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained.

Certification Parties:  As defined in Section 4.07(a)(iv) hereof.

Certifying Person:  As defined in Section 4.07(a)(iv) hereof.

Class:  All Certificates or REMIC I Regular Interests or REMIC II Regular Interests bearing the same Class designation as set forth in the Preliminary Statement.

Class 1-A Certificates:  All Certificates bearing the Class designation of “Class 1-A Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class 2-A Certificates:  All Certificates bearing the Class designation of “Class 2-A Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class 3-A Certificates:  All Certificates bearing the Class designation of “Class 3-A Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class Certificate Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Class Interest Shortfall:  As to any Distribution Date and any interest-bearing Class of Certificates, the amount by which the amount described in clause (i) of the definition of “Accrued Certificate Interest” for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

Class M1 Certificates:  All Certificates bearing the Class designation of “Class M1 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M1 Principal Distribution Amount:  With respect to any Distribution Date and the Class M-1 Certificates, an amount equal to the lesser of (I) the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M2 Certificates:  All Certificates bearing the Class designation of “Class M2 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M2 Principal Distribution Amount:  Class M4 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]%

and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M3 Certificates:  All Certificates bearing the Class designation of “Class M3 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M3 Principal Distribution Amount:  Class M4 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1 and Class M2 Certificates (after taking into account the payment of the Class M1 and Class M2 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M4 Certificates:  All Certificates bearing the Class designation of “Class M4 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M4 Principal Distribution Amount:  Class M4 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1, Class M2 and Class M3 Certificates (after taking into account the payment of the Class M1, Class M2 and Class M3 Principal Distribution Amounts on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled

Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M5 Certificates:  All Certificates bearing the Class designation of “Class M5 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M5 Principal Distribution Amount:  Class M5 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1, Class M2, Class M3 and Class M4 Certificates (after taking into account the payment of the Class M1, Class M2, Class M3 and Class M4 Principal Distribution Amounts on such Distribution Date), and (iii) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M6 Certificates:  All Certificates bearing the Class designation of “Class M6 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M6 Principal Distribution Amount:  Class M6 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates (after taking into account the payment of the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Distribution Amounts on such Distribution Date), and (iii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class M7 Certificates:  All Certificates bearing the Class designation of “Class M7 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC III for purposes of the REMIC Provisions.

Class M7 Principal Distribution Amount:  Class M7 Principal Distribution Amount means, for any Distribution Date, an amount equal to the lesser of (I) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates (after taking into account the payment of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Distribution Amounts on such Distribution Date), and (iii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [    ]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class Prepayment Distribution Trigger:  This trigger is satisfied with respect to any Class of Subordinate Certificates and any Distribution Date, if either (i) the fraction, the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Subordinate Certificates subordinate thereto, immediately prior to such Distribution Date, and the denominator of which is the Aggregate Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date or (ii) such Class of Subordinate Certificates is the only Class of Subordinate Certificates then outstanding.

Class R Certificates:  All Certificates bearing the Class designation of “Class R Certificates” and evidencing the ownership of the “residual interest” in each of REMIC I, REMIC II and REMIC III for purposes of the REMIC Provisions.  The Class R Certificate represents the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest..

Class R-I Interest:  The residual interest in REMIC I for purposes of the REMIC Provisions.

Class R-II Interest:  The residual interest in REMIC II for purposes of the REMIC Provisions.

Class R-III Interest:  The residual interest in REMIC III for purposes of the REMIC Provisions.

Class Unpaid Interest Amounts:  As to any Distribution Date and any interest-bearing Class of Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of “Accrued Certificate Interest” for such Class.

Closing Date:  [                                 ], 200[ ].

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  As defined in Section 3.10.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in full by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

Condemnation Proceeds:  All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office.  The designated office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at (i) with respect to the Trustee, [                                                             ], Attention: [            ] or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for certificate transfer purposes, [                                                           ], Attention: [                             ], and (B) for all other purposes, [                                                                     ], Attention:  [                              ] and which is the address to which notices to and correspondence with the Trust Administrator should be directed.

Corresponding Loan Group:

Credit Enhancement Percentage:  With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each Class of Certificates junior in priority to such Class and the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and the Group 3 Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

Cross-Over Date:  The Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

Cumulative Realized Losses:  With respect to any Distribution Date, a fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Current Interest:  With respect to any Distribution Date for each Class of the Offered Certificates, the aggregate amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

[Custodial Fee:  With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one twelfth of the Custodial Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

Custodial Fee Rate:  0.[        ]% per annum; provided, however, that if SunTrust Bank, National Association ceases to be the Custodian, the Custodial Fee Rate shall be 0.[   ]% per annum.]

Custodial File:  With respect to each Mortgage Loan, the file retained by the Custodian consisting of items (a) - (h) as listed on Exhibit K hereto.

Custodian:       SunTrust Bank, and any successor thereto appointed hereunder.

Cut-off Date:  With respect to the Initial Mortgage Loans, the Initial Cut-off Date; with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date; and with respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

Cut-off Date Pool Principal Balance:  With respect to the Initial Mortgage Loans, the Aggregate Loan Balance as of the Initial Cut-off Date.

Data Tape Information:  The information provided by the Originator as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Originator’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and, if applicable, the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap

under the terms of the Mortgage Note; (20) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e., full documentation, easy documentation or stated income); (23) the loan credit classification (as described in the Underwriting Guidelines); (24) whether such Mortgage Loan provides for a Prepayment Premium; (25) the Prepayment Premium period of such Mortgage Loan, if applicable; (26) a description of the Prepayment Premium, if applicable; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score at origination; (29) the date of origination; (30) the Mortgage Interest Rate adjustment period; (31)the Minimum Mortgage Interest Rate; (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (33) a code indicating whether the Mortgage Loan is a High Cost Mortgage Loan; (34) a code indicating whether the Mortgage Loan has been modified; (35) the current Loan-to-Value Ratio; (36) the Due Date for the first Scheduled Payment; (37) the original Scheduled Payment due; (38) with respect to the related Mortgagor, the debt-to-income ratio; (39) the Appraised Value of the Mortgaged Property; (40) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (41) the MERS identification number; and (42) a code indicating if a Mortgage Loan is a 30-Day Delinquency.  With respect to the Mortgage Loans in the aggregate:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Delivery Mortgage Loans:  The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to the Trustee on the Closing Date.  The number of Delay Delivery Mortgage Loans shall not exceed 25% of the aggregate number of Mortgage Loans as of the Closing Date.

Deleted Mortgage Loan:  As defined in Section 2.03(c).

Delinquency Percentage:  With respect to any month, the quotient (expressed as a percentage) of (1) the Stated Principal Balance of the 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related month, not including in both (1) and (2) a Liquidated Mortgage Loan as of the end of the Prepayment Period or any Mortgage Loan purchased by the [Servicer] pursuant to Section 3.28.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor:  SunTrust Mortgage Securitization, LLC, a Delaware limited liability company, and its successors in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution:  Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s and A-1 by Standard & Poor’s.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in [                     ] 200[ ].

Document Certification and Exception Report:  The report attached to Exhibit F hereto.

Due Date:  The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard &

Poor’s and P-1 by Moody’s (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trust Administrator or the Trustee.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

Escrow Payments:  As defined in Section 3.09(b) of this Agreement.

Excess Funding Amount:  The amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, exclusive of investment income.

Excess Loss:  With respect to any Mortgage Loan, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Expense Fee Rate:  As to each Mortgage Loan, a per annum rate equal to the sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Custodial Fee Rate (if applicable).

Expense Fees:  As to each Mortgage Loan, the sum of the Servicing Fee, the Master Servicing Fee and the Custodial Fee (if applicable).

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby and deliver a certificate of a Servicing Officer evidencing such determination to the Master Servicer.

Final Scheduled Distribution Date:  The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in [                 ] 20[  ].

Fitch:  Fitch, Inc.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention:  Residential Mortgage Pass-Through Group, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.

Form 8-K Disclosure Information:  As defined in Section 4.07(a)(iii).

Formula Rate: With respect to each Class of LIBOR Certificates, the lesser of (a) the Base Rate for such Class and (b) the related [Base Rate].

Fraud Loan:  A Liquidated Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $[__________] subject to reduction from time to time by the aggregate amount of Fraud Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date.  In addition, such Fraud Loss Coverage Amount will be reduced on August 1, 2010, to an amount equal to $[__________] less the aggregate amount of Fraud Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date and (c) after the earlier to occur of the Cross-Over Date and August 1, 2012, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation as reported by the Servicer to the Master Servicer.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

Group 1 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 1 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 1 Mortgage Loans, (ii) amounts related to the Group 1 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to each of the Group 1 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 1 Mortgage Loans, and (iv) any amounts representing Fair Market Value Excess with respect to a Group 1 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Applicable Fraction of each of the Group 1 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan in Loan Group 1, the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan to be deposited on the related Distribution Account Deposit Date.

Group 1 Certificates:  The Class 1-A Certificates.

Group 1 Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Mortgage Loans.

Group 1 Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balance of each Group 1 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date.

Group 2 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to each of the Group 2 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 2 Mortgage Loans, (ii) amounts related to the Group 2 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to each of the Group 2 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 2 Mortgage Loans, and (iv) any amounts representing Fair Market Value Excess with respect to a Group 2 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to each of the Group 2 Mortgage Loans and (c) in connection with each Deleted Mortgage Loan in Loan Group 2, the Purchase Price and Substitution Adjustment Amount of each such Mortgage required to be deposited on the related Distribution Account Deposit Date.

Group 2 Certificates:  The Class 2-A Certificates.

Group 2 Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Mortgage Loans.

Group 2 Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balance of each Group 2 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date.

Group 3 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 3 Mortgage Loans net of (i) the Amount Held for Future Distribution related to the Group 3 Mortgage Loans, (ii) amounts related to the Group 3 Mortgage Loans permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(a)(ii), (x) and (xi) of Section 3.10(a), (iii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts related to the Group 3 Mortgage Loans permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 3 Mortgage Loans, and (iv) any amounts representing Fair Market Value Excess with respect to a Group 3 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the related Advances related to the Group 3 Mortgage Loans and (c) in connection with any Deleted Mortgage Loan in Loan Group 3, the aggregate of the Purchase Price and Substitution Adjustment Amount of each such Mortgage Loan required to be deposited on the related Distribution Account Deposit Date.

Group 3 Certificates:  The Class 3-A Certificates.

Group 3 Mortgage Loans:  The Mortgage Loans identified on the Mortgage Loan Schedule as Group 3 Mortgage Loans.

Group 3 Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balance of each Group 3 Mortgage Loan which was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such Distribution Date.

Group Available Funds:  Any of the Group 1 Available Funds, Group 2 Available Funds or Group 3 Available Funds, as applicable.

Group Balance:  Any of the Group 1 Principal Balance, Group 2 Principal Balance or Group 3 Principal Balance, as applicable.

Group Subordinate Amount:  For any Distribution Date and Loan Group, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the Due Date in the month prior to the month of such Distribution Date and the amount in the related Pre-Funding Account as of the first day of the Due Period, minus the aggregate Class Certificate Balance of the related Senior Certificates immediately prior to such Distribution Date.

High Cost Mortgage Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential Mortgage Loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan as defined in the Standard & Poor’s LEVELS® Glossary attached as Exhibit P (the “Glossary”) where (x) a “High Cost Loan” is each loan identified in the column “Category under applicable anti-predatory lending law” of the table entitled “Standard & Poor’s High Cost Loan Categorization” in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) “Covered Loan” is each loan identified in the column “Category under applicable anti-predatory lending law” of the table entitled “Standard & Poor’s High Covered

Loan Categorization” in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State of jurisdiction specified in such table.

Index:  As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

Initial Cut-off Date:  [      ] 1, 200[ ].

Initial Mortgage Loans:  The Mortgage Loans included in the Trust as of the Closing Date.

Initial Mortgage Loan Schedule:  The schedule of Initial Mortgage Loans included in the Trust as of the Closing Date.

Initial Mortgage Interest Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the absolute maximum amount set forth in a provision of each Mortgage Note by which the Mortgage Interest Rate therein may increase or decrease on the first Adjustment Date above or below the Mortgage Interest Rate previously in effect.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  The proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing Mortgage Loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

Interest Accrual Period:  With respect to each Class of Certificates and REMIC I Regular Interests and REMIC II Regular Interests and any Distribution Date, the period from and including the first day of the month immediately preceding the month in which such Distribution Date occurs, commencing [        ] 1, 200[  ], to and including the last day of such immediately preceding month, on the basis of a 360-day year consisting of twelve 30-day months.

Investment Account:  As defined in Section 3.12(a).

Issuing Entity:  SunTrust [                  ] Trust, Series 200[ ]-[ ].

Late Collections:  With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

Lifetime Rate Cap:  The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder.  The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of any REO Property.

Liquidation Event:  With respect to any Mortgage Loan, any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement.  With respect to any REO Property, either of the following events:  (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds:  The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

Loan Group:  Any of Loan Group 1, Loan Group 2 or Loan Group 3, as applicable.

Loan Group 1:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 1 Mortgage Loans.

Loan Group 2:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 2 Mortgage Loans.

Loan Group 3: Those Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 3 Mortgage Loans.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan (or, in the case of a second-lien Mortgage Loan, the combined original outstanding principal amount of such Mortgage Loan and any first-lien mortgage loan on the same Mortgaged Property) as of the Cut-off Date (unless otherwise indicated), to either (a) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the least of (i) the purchase price of the Mortgaged Property, or (ii) the Appraisal Value of the Mortgaged Property at origination, or (b) if the Mortgage Loan was a refinancing or modification, the Appraisal Value of the Mortgaged Property at the time of the refinancing or modification.

London Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Loss Allocation Limitation:  As defined in Section 4.03(c) hereof.

Master Servicer:  As of the Closing Date, [                                           ] and thereafter, its respective successors in interest who meet the qualifications of this Agreement.  As long as a Master Servicer is required under this Agreement, the Master Servicer and the Trust Administrator shall at all times be the same Person.

Master Servicer Event of Termination:  One or more of the events described in Section 7.01(c).

Master Servicing Fee:  With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one twelfth of the Master Servicing Fee Rate, and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

Master Servicing Fee Rate:  0.[    ]% per annum; provided, however, if SunTrust Mortgage, Inc. has been removed as Servicer or has resigned as Servicer, and in either such case if a master servicer is no longer required hereunder, then the Master Servicing Fee Rate shall be 0.0000% per annum.

Master Servicing Officer: Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Master Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator, the Servicer and the Depositor on the Closing Date, as such list may from time to time be amended.

Maximum Mortgage Interest Rate: With respect to an Adjustable Rate Mortgage Loan, the specified maximum mortgage rate over the life of such mortgage loan; with respect to a Mortgage Loan with a fixed rate, the Mortgage Interest Rate.

MERS:  As defined in Section 2.01.

MERS Mortgage Loan:  Mortgage Loans for which (a) the Originator has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originator, in accordance with MERS Procedure Manual and (b) the Originator has designated or will designate the Trustee as the Investor on the MERS® System.

MERS Procedure Manual:  The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System:  MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MIN:  [to come]

Minimum Mortgage Interest Rate:  With respect to an Adjustable Rate Mortgage Loan, the specified minimum mortgage rate over the life of such mortgage loan; with respect to a Mortgage Loan with a fixed rate, the Mortgage Interest Rate.

MOM Loan:  [to come]

Monthly Statement:  The statement made available to the Certificateholders pursuant to Section 4.03.

Moody’s:  Moody’s Investors Service, Inc.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.

Mortgage:  The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.  The Initial Mortgage Loans subject to this Agreement are identified on the Initial Mortgage Loan Schedule annexed hereto as Schedule I and have an aggregate Stated Principal Balance as of the Initial Cut-off Date of $_______________.  The Subsequent Mortgage Loans subject to this Agreement will be identified on each Subsequent Mortgage Loan Schedule to be annexed hereto as Schedule I on each Subsequent Transfer Date.

Mortgage Loan Documents:  The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule:  The Initial Mortgage Loan Schedule and any Subsequent Mortgage Loan Schedule attached hereto as Schedule I, which schedules shall set forth by Loan Group the following information with respect to each Mortgage Loan in such Loan Group :

(i)           the Mortgagor’s name and the Originator’s Mortgage Loan identifying number;

(ii)          the street address of the Mortgaged Property including the state and zip code;

(iii)         a code indicating whether the Mortgaged Property is owner-occupied;

(iv)         the number and type of residential dwelling constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

(v)          the original months to maturity;

(vi)         the Loan-to-Value Ratio, at origination;

(vii)        the Mortgage Interest Rate in effect immediately following the Cut-off Date;

(viii)       the date on which the first monthly payment was due on the Mortgage Loan;

(ix)          the stated maturity date of such Mortgage Loan;

(x)           the amount of the monthly payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

(xi)          the last Due Date on which a monthly payment was actually applied to the unpaid Stated Principal Balance;

(xii)         the original principal amount of the Mortgage Loan as of the date of origination;

(xiii)        the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xiv)        with respect to each Adjustable Rate Mortgage Loan, the Applicable Index and Gross Margin;

(xv)         a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvi)        with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate;

(xvii)       with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate;

(xviii)      the Mortgage Interest Rate at origination;

(xix)         with respect to each Adjustable Rate Mortgage Loan, the Periodic Mortgage Interest Rate Cap and the Initial Mortgage Interest Rate Cap;

(xx)          a code indicating the documentation program;

(xxi)         with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date and the Adjustment Date frequency;

(xxii)        the value of the Mortgaged Property used to calculate the LTV for the related Mortgage Loan;

(xxiii)       the sale price of the Mortgaged Property, if applicable;

(xxiv)       the Originator’s risk grade;

(xxv)        the actual interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxvi)       the number of years any Prepayment Premium is in effect;

(xxvii)      the loan type (i.e.  fixed, adjustable; 2/28, 3/27, etc.);

(xxviii)     the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xxix)        a code indicating the applicable Loan Group;

(xxx)         a code indicating whether the Mortgage Loan is a MERS Designated Mortgage Loan and, if so, its corresponding mortgage identification number; and

(xxxi)        a code indicating whether the Mortgage Loan is subject to a Prepayment Premium, if any.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date:  (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property:  The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Liquidation Proceeds:  With respect to a defaulted Mortgage Loan, all Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees.

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

Nonrecoverable Advance: Any P&I Advance or Servicing Advance previously made or proposed to be made by the Servicer in respect of a Mortgage Loan which, in the good faith judgment of the Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer from related late collections, Insurance Proceeds, Liquidation Proceeds or proceeds from the disposition of any REO Property. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Servicer, which forgives amounts which the Servicer had previously advanced, and the Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate delivered to the Depositor and the Master Servicer.

Notice of Final Distribution:  The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates:  As defined in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer and listed on a list delivered to the Trustee or Trust Administrator, as applicable, pursuant to this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, the Master Servicer, the Originator or the Depositor, reasonably acceptable to the Trustee and the Trust Administrator; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date:  Any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to [  ]% or less of the Aggregate Collateral Balance that has been designated as an Optional Termination Date by the Servicer.

[Optional Termination Price:  An amount equal to the greater of: (a) the sum of (i) the aggregate outstanding Principal Balance of each Mortgage Loan, plus accrued interest at the applicable Loan Rate, (ii) any costs and damages incurred by the Trust in connection with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid Principal Balance of the related Mortgage Loan that was secured by such property and (iv) any unreimbursed Servicing Advances, unreimbursed expenses and any unpaid fees due to the Servicer, the Master Servicer, the Trust Administrator and the Trustee for the related Distribution Date and (b) the sum of (i) the Certificate Principal Balance of the Certificates with interest due thereon (including Accrued Certificate Interest), (ii) any costs and damages incurred by the Trust in connection with a violation of any federal, state or local predatory or abusive lending laws, (iii) any unreimbursed Servicing Advances, unreimbursed expenses and any unpaid fees due to the Servicer, the Master Servicer, the Trust Administrator and the Trustee.][Under review by E&Y]

Original Certificate Principal Balance:  With respect to any Class of Certificates, the Certificate Principal Balance thereof on the Closing Date.

Originator:  SunTrust Mortgage, Inc.

OTS:  Office of Thrift Supervision, and any successor thereto.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)           Certificates theretofore canceled by the Trustee or the Trust Administrator or delivered to the Trustee or the Trust Administrator for cancellation; and

(ii)           Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee or the Trust Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance:  As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the first lien Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

Pass-Through Rate:  For any Distribution Date: (1) with respect to each Class of Offered Certificates as provided in the Preliminary Statement; (2) in the case of any REMIC I Regular Interest, the Uncertificated REMIC I Pass-Through Rate as provided in the Preliminary Statement; and (3) in the case of any REMIC II Regular Interest, the Uncertificated REMIC II Pass-Through Rate as provided in the Preliminary Statement.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Periodic Mortgage Interest Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the absolute maximum amount set forth in a provision of each Mortgage Note by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date (other than the first Adjustment Date) above or below the Mortgage Interest Rate previously in effect.  The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)           general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(c)           commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(d)           certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(e)           demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(f)           guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(g)           repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

(h)           securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(i)           units of a taxable money market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)           any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer or for which the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer acts as an adviser as long as such fund is rated in the highest rating category by each Rating Agency, if so rated; and

(k)           such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no instrument described hereunder shall (a) evidence the right to receive only interest with respect to the obligations underlying such instrument, (b) be sold or disposed of before its maturity or (c) be any obligation of the Servicer or any of its Affiliates.  Any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment.  Any Permitted Investment shall be sold or disposed of in accordance with Statement of Financial Accounting Standards No. 140, paragraph 35c(6), in effect as of the Closing Date.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC or cause any Trust REMIC or any person having an ownership interest in the Residual Certificates to incur a liability for any federal tax imposed under the Code that would not be imposed other than as a result of such transfer at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Pool 1 Subaccount:  A subaccount of the Pre-Funding Account that contains funds to be used to purchase Subsequent Mortgage Loans for Group 1.

Pool 2 Subaccount:  A subaccount of the Pre-Funding Account that contains funds to be used to purchase Subsequent Mortgage Loans for Group 2.

Pool 3 Subaccount:  A subaccount of the Pre-Funding Account that contains funds to be used to purchase Subsequent Mortgage Loans for Group 3.

Pre-Funding Account:  The account established by the Trust Administrator for the benefit of Certificateholders, which consists of the Pool 1 Subaccount, the Pool 2 Subaccount and the Pool 3 Subaccount, into which the Seller is required to deposit or cause to be deposited an amount equal to $_____________, $______________ and $______________, respectively, on the Closing Date.

Pre-Funding Period:  The period from Closing Date through and including [                ], 200[ ], during which the Seller may transfer Subsequent Mortgage Loans to the Trust.

Prepayment Interest Shortfall:  With respect to any Remittance Date, the sum of, for each Mortgage Loan that was the subject of a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, with respect to the Servicer’s obligation in respect of any Prepayment Interest Shortfall, or the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, with respect to the Master Servicer’s obligation in respect of any Prepayment Interest Shortfall, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

Prepayment Period:  With respect to any Distribution Date, the calendar month prior to such Distribution Date.

Prepayment Premium:  Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

Principal Prepayment:  Any partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates:  As defined in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus Supplement:  The Prospectus Supplement, dated [                      ], 200[ ], relating to the Offered Certificates.

PUD:  A planned unit development.

Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of [           ] 1, 200[ ] by and between the Seller and the Depositor.

Qualified Substitute Mortgage Loan:  A Mortgage Loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any Adjustable Rate Mortgage Loan, have a Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced, (ix) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan and (x) comply with each representation and warranty set forth in Section 2.03.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.  For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

Realized Loss:  With respect to each Mortgage Loan that is a Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation equal to (i) the unpaid principal balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan.  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Realized Loss Percentage:  For purposes of the Servicer Termination Test and the Servicer Enhanced Review Test, the percentage produced by the following calculation: (i) (a) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Due Period, minus (b) any amount received with respect to Realized Losses on the Mortgage Loans subsequent to a Final Recovery Determination being made with respect to the Mortgage Loans, divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, that for purposes of this definition, the term “Realized Losses” shall not include Debt Service Reductions or Deficient Valuations.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan and (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to the Offered Certificates, the close of business on the Business Day immediately preceding the related Distribution Date, for so long as such Certificates are Book-Entry Certificates; and with respect to all Definitive or Physical Certificates, the Record Date shall be the close of business on the last Business Day of the calendar month immediately preceding the related Distribution Date.

Reference Bank:  As defined in Section 4.04.

Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to the various parties, as set forth on Exhibit S attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Servicing Criteria.

Relief Act Interest Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state statutes.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I Regular Interest:  Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions.  Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.  The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Regular Interests:  Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions.  Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.  The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or the Uncertificated REMIC II Pass-Through Rate.

Remittance Date:  With respect to any Distribution Date, no later than 12:00 PM, Central Time on the 20th day of the month in which such Distribution Date occurs or, if the 20th day of the month is not a Business Day, then the Business Day immediately preceding the 20th day of the month in which such Distribution Date occurs.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Imputed Interest:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reporting Date:  The 18th day of each calendar month or the immediately preceding Business Day if the 18th is not a Business Day.

Reporting Servicer:  As defined in Section 4.07(a)(iv)(A).

Reportable Event:  As defined in Section 4.07(a)(iii).

Repurchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) unpaid and unadvanced interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trust Administrator to the date of repurchase, (iii) all unreimbursed P&I Advances and Servicing Advances and (iv) all expenses incurred by the Servicer, the Trust, the Trust Administrator or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (a) expenses arising out of the Servicer’s, the Trust Administrator’s, the Trustee’s, as the case may be, enforcement of the Originator’s repurchase obligation, to the extent not included in clause (iii), and (b) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

Request for Release:  The Request for Release submitted by the Servicer to the Custodian, substantially in the form of Exhibit J.

Required Recordation States:  [to come]

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee means any officer in the Corporate Trust Office with direct responsibility for the administration of this Agreement and any other officer to whom a particular matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and when used with respect to the Trust Administrator means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Rolling Three-Month Delinquency Rate: With respect to the Mortgage Loans and any Distribution Date, the weighted average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

Rule 144A Letter:  As defined in Section 5.02(b).

Sarbanes-Oxley Certification:  A written certification signed by an officer of the Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the

Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller:  SunTrust Mortgage, Inc., and its successors and assigns.

Senior Certificates:  As specified in the Preliminary Statement.

Senior Final Distribution Date:  With respect to any Group, the Distribution Date on which the respective Certificate Principal Balances of the Senior Certificates in each such Group have each been reduced to zero.

Senior Optimal Principal Amount:  For any Distribution Date and any Loan Group, the sum for all Mortgage Loans contributing to such Loan Group of (i) the Senior Percentage of: (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan that was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan contributing to such Loan Group received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans related to such Loan Group that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (a) the Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan, or (b) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior

Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (iii) the Senior Prepayment Percentage of the sum of (a) all Principal Prepayments in Full received on the Mortgage Loans contributing to such Loan Group during the related Prepayment Period and (b) all partial Principal Prepayments on the Mortgage Loans contributing to such Loan Group applied during the related Prepayment Period, and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage of the Recoveries for such Loan Group received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to such Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

Senior Percentage:  As to any Distribution Date and Certificate Group, the lesser of (a) 100% and (b) the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of each Class of Senior Certificates in such Certificate Group immediately preceding such Distribution Date and the denominator of which is the aggregate of the Scheduled Principal Balance of each Mortgage Loan contributing to the related Loan Group for such Distribution Date.

Senior Prepayment Percentage:  With respect to any Certificate Group and any Distribution Date during the seven years beginning on the first Distribution Date, 100%.  The Senior Prepayment Percentage for any Certificate Group and any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows:  for any Distribution Date in the first year thereafter, the Senior Percentage for such Certificate Group plus 70% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Certificate Group plus 60% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Certificate Group plus 40% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Certificate Group plus 20% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Certificate Group for such Distribution Date (unless on any Distribution Date the Senior Percentage for any Certificate Group exceeds the initial Senior Percentage for such Certificate Group, in which case the Senior Prepayment Percentage for each Certificate Group for such Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Certificate Group will occur unless both of the related Senior Stepdown Conditions are satisfied; provided, however, that if on any Distribution Date the Senior Prepayment Percentage is not permitted to decrease because one or both of the related Senior Stepdown Conditions are not satisfied, such Senior Stepdown Conditions shall be tested on each succeeding Distribution Date and if both Senior Stepdown Conditions are satisfied the Senior Prepayment Percentage for that Certificate Group shall decrease; and provided, further, that upon the occurrence of a decrease in the Senior Prepayment Percentage for any Certificate Group during one of the periods described in the definition of “Senior Stepdown Conditions,” such decrease shall remain in effect for the remainder of such period.

Notwithstanding the preceding paragraph, if (x) prior to the Distribution Date in [_______________], the Subordinate Percentage for a Certificate Group is at least 200% of that Subordinate Percentage as of the Closing Date, the Senior Stepdown Conditions are satisfied with respect to the related Loan Group and cumulative Realized Losses with respect to the related Loan Group do not exceed 20% of the aggregate Certificate Principal Balance of the Subordinated Certificates as of the Closing Date, the related Senior Prepayment Percentage for the related Certificates will equal the related Senior Percentage for that Distribution Date plus 50% of the related Subordinate Percentage and (y) on or after the Distribution Date in [_______________], the Subordinate Percentage for a Certificate Group is at least 200% of that Subordinate Percentage as of the Closing Date, the Senior Stepdown Conditions are satisfied with respect to the related Loan Group and cumulative Realized Losses with respect to the related Loan Group do not exceed 30% of the aggregate Certificate Principal Balance of the Subordinated Certificates as of the Closing Date, the Senior Prepayment Percentage for that Loan Group will equal the Senior Percentage.

Senior Stepdown Conditions:  With respect to any Certificate Group, as of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage for such Certificate Group applies, (i) the aggregate Scheduled Principal Balance of all of the Mortgage Loans delinquent 60 days or more (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the related Original Subordinate Principal Balance.

Servicer:  SunTrust Mortgage, Inc., and if a successor servicer is appointed hereunder, such successor servicer.

Servicer Enhanced Review Test:  With respect to any Distribution Date, the Servicer will fail the Servicer Enhanced Review Test if both (i) the outstanding rating by [Moody’s] of SunTrust Mortgage, Inc. as a servicer of residential Mortgage Loans is not  “SQ2” or better (including any +/- designation), and (ii) the Realized Loss Percentage for the Mortgage Loans exceeds the applicable percentages set forth below:

Distribution Date Occurring In	Percentage
December 2007 through November 2008	[ ]%
December 2008 through November 2009	[ ]%
December 2009 through November 2010	[ ]%
December 2010 through November 2011	[ ]%
December 2011 through November 2012 December 2012 and thereafter	[ ]% [ ]%

Servicer Event of Default:  One or more of the events described in Section 7.01(a).

Servicer Prepayment Payment Amounts:  As defined in Section 3.07(a).

Servicer Remittance Report:  As defined in Section 4.03(d).

Servicing Advances: All reasonable and customary unanticipated “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.13 and 3.15 hereunder; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its sole discretion, that Servicing Advances with respect to such Mortgage Loan are or would be Nonrecoverable Advances.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate, and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.  Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under Section 3.11.

Servicing Fee Rate:  With respect to each Mortgage Loan, 0.50% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Function Participant:  Any Subservicer or Subcontractor of a Servicer, the Master Servicer, the Trustee, the Custodian or the Trust Administrator, respectively.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Master Servicer, the Trust Administrator and the Depositor by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses (including all extraordinary expenses) incurred by the Master Servicer in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

Similar Law:  As defined in Section 5.02.

Six-Month LIBOR Index:  With respect to each applicable Adjustable Rate Mortgage Loan, the rate as determined on the basis of rates at which six-month U.S. dollar deposits are offered to prime banks in the London interbank market on such date as provided in the related Mortgage Note.

Special Hazard Coverage Termination Date:  The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:  Any Realized Loss as reported by the Servicer to the Master Servicer suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.11 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)           normal wear and tear;

(b)           fraud, conversion or other dishonest act on the part of the Trustee, the Trust Administrator, the Servicer, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)           errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)           nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(e)           hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i)           by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(ii)           by military, naval or air forces; or

(iii)           by an agent of any such government, power, authority or forces;

(f)           any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)           insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to each Group and any Distribution Date, $[__________] less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the related Adjustment Amount as of the most recent anniversary of [     ] 1, 200[ ].  As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount shall be zero.

All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Loan as to which a Special Hazard Loss has occurred.

Standard & Poor’s:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.  If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Surveillance Group - [         ], or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.

Start-up Day:  As defined in Section 11.01(b).

Stated Principal Balance:  As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of Scheduled Payments of principal; provided, however, that the Stated Principal Balance of any second lien Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, more than 180 days past due (without giving effect to any grace period) is zero.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any Scheduled Payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Trust Administrator.

Subordinate Balance Ratio: As of any date of determination, the ratio among the Uncertificated Balances of the Class 1-LS Interest, Class 2-LS Interest and Class 3-LS Interest equal to the ratio among the Group Subordinate Amounts of Loan Group 1, Loan Group 2 and Loan Group 3.

Subordinate Certificates:  As specified in the Preliminary Statement.

Subordinate Pass-Through Rate:  As defined in the Preliminary Statement.

Subordinate Optimal Principal Amount:  For any Distribution Date and Loan Group, the sum for each Mortgage Loan contributing to such Loan Group of (i) the Subordinate Percentage of: (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan that was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan contributing to such Loan Group received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans contributing to such Loan Group that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the portion of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan that was not included in clause (ii) of the definition of “Senior Optimal Principal Amount” with respect to such Distribution Date, (iii) the Subordinate Prepayment Percentage of the sum of (A) all Principal Prepayments in full received on the Mortgage Loans contributing to such Loan Group during the related Prepayment Period and (B) all partial Principal Prepayments on the Mortgage Loans contributing to such Loan Group applied during the related Prepayment Period, and (iv) with respect to any Distribution

Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage of the Recoveries for such Loan Group received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan contributing to such Loan Group that is not a Liquidated Loan, the Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the principal portion of such Bankruptcy Loss.

Subordinate Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Percentage for such Certificate Group for such Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Prepayment Percentage for such Certificate Group for such Distribution Date, except that, on any Distribution Date after the Senior Final Distribution Date for any Certificate Group, the Subordinate Prepayment Percentage for each such Certificate Group will equal 100%.

Subordinate Principal Distribution Amount:  With respect to the Subordinate Certificates, the aggregate amount which would be payable as principal on the Subordinate Certificates from Group 1 Available Funds, Group 2 Available Funds and Group 3 Available Funds, in the aggregate, after application of Group 1 Available Funds, Group 2 Available Funds and Group 3 Available Funds, in the aggregate, (i) to make payments on the Senior Certificates, in accordance with Section 4.02(a)(i) items first and second and Section 4.02(d) and (ii) to make payments of Accrued Certificate Interest to the Subordinate Certificates in accordance with Section 4.02(a)(i) priority fourth.

Subsequent Cut-off Date:  With respect to any Subsequent Mortgage Loan, the date specified in the related Subsequent Transfer Agreement.

Subsequent Mortgage Loans:  The Mortgage Loans transferred to the Trust during the Pre-Funding Period.

Subsequent Transfer Agreement:  A Subsequent Transfer Agreement entered into between the Seller, the Issuer, the Depositor, the Indenture Trustee and the Trust Administrator, substantially in the form attached as Exhibit [  ].

Subsequent Recoveries:  Amounts recovered by the Servicer in respect of a Liquidated Mortgage Loan in regard to which a Realized Loss has occurred.

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Account:  As defined in Section 3.08.

Subservicing Agreements:  As defined in Section 3.02(a).

Substitution Adjustment Amount:  The meaning ascribed to such term pursuant to Section 2.03(f).

Tax Service Contract:  As defined in Section 3.09(a).

Termination Price:  As defined in Section 9.01.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  As defined in Section 5.02(c).

Transferor Certificate:  As defined in Section 5.02(b).

Trust:  The express trust created hereunder in Section 2.01(c).

Trust Administrator:  [                                      ], and its successors in interest and, if a successor trust administrator is appointed hereunder, such successor.

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Pre-Funding Accounts and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC:  Any of REMIC I, REMIC II or REMIC III.

Trustee:  [                                     ],  and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Uncertificated Accrued Interest:  With respect to each interest-bearing Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Pass-Through Rate on the Uncertificated Balance of such Regular Interest.  In the case of each Regular Interest, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Reductions, and the aggregate of the amounts provided in Section 4.02(b) with respect to Special Hazard Mortgage Loans, Mortgage Loans subject to a Bankruptcy Loss and Fraud Loans allocated to such Regular Interest as provided in Section 4.08.

Uncertificated Balance:  With respect to each Regular Interest, the amount of such Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Balance of each Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance.  On each Distribution Date, the Uncertificated Balance of each Regular Interest shall be reduced by all distributions of principal made on such Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08.  The Uncertificated Balance of each Regular Interest shall never be less than zero.

Undercollateralized Group:  With respect to any Certificate Group with respect to which, on any Distribution Date, the aggregate Certificate Principal Balance of the related Senior Certificates related to such Certificate Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Group Balance of the related Loan Group for the following Distribution Date.

Underwriters’ Exemption:  Any exemption listed in, and amended by, Prohibited Transaction Exemption 2007-05, 72 Fed. Reg. 13130 (2007), or any successor exemption.

Underwriting Guidelines:  The underwriting guidelines attached to the Purchase Agreement.

U.S. Person:  (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class R (in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

Weighted Average Net Mortgage Rate: For any Distribution Date and Loan Group, the average of the Adjusted Net Mortgage Rates of the Mortgage Loans in that Loan Group, weighted on the basis of their respective Scheduled Principal Balances as of the Due Date in the prior month.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01.                                Mortgage Loans.

(a)           As of the Closing Date and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, for the benefit of the Certificateholders, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Initial Mortgage Loans.  Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, and any and all proceeds of the foregoing, to have and to hold, in trust.

(b)           In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf (or, in the case of the Delay Delivery Mortgage Loans, will deliver or cause to be delivered to the Trustee or the Custodian on its behalf within thirty (30) days following the Closing Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)           (A)           the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of ________________, without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B)           with respect to any lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)           except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, and in the case of each MERS Mortgage Loan, the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the Seller as being a true and complete copy of the Mortgage;

(iii)           in the case of a Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage, or a copy of such assignment certified by the Seller as being a true and complete copy of the assignment, in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments, or copies of such interim assignments certified by the Seller as being true and complete copies of the interim assignments, of such Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(iv)           the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(v)           either the original or duplicate original title policy, or a copy of such title policy certified by the Seller as being a true and complete copy of the title policy (including all riders thereto), with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, or in lieu thereof, an Alternative Title Product or a copy of such Alternative Title Product certified by the Seller as being a true and complete copy of the Alternative Title Product; and

(vi)           in the case of a Cooperative Loan, the originals of the following documents or instruments:

1.           The Cooperative Shares, together with a stock power in blank;

2.           The executed Security Agreement;

3.           The executed Proprietary Lease;

4.           The executed Recognition Agreement;

5.           The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller’s interest in the Coop Shares and the Proprietary Lease; and

6.           Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation)

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) all interim recorded assignments satisfying the requirements of clause (ii) or (iii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 270 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian on its behalf a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver or cause to be delivered the original or duplicate original lender’s title policy (together with all riders thereto), satisfying the requirements of clause (v) above, concurrently with the execution and delivery hereof because the related Mortgage has not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original or duplicate original lender’s title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, but in no event shall any such delivery of the original or duplicate original lender’s title policy be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date the original or duplicate original lender’s title policy (together with all riders thereto) because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 270 days following the Closing Date; provided further, however, that the Depositor shall not be required to deliver an original or duplicate lender’s title policy (together with all riders thereto) if the Depositor delivers an Alternative Title Product in lieu thereof. [Notwithstanding the preceding, in connection with any Mortgage Loan for which either the original or duplicate original title policy has not been delivered to the Trust, if at any time during the term of this Agreement the parent company of the Seller does not have a long term senior debt rating of A- or higher from S&P and A- or higher from Fitch (if rated by Fitch), then the Depositor shall within 30 days deliver or cause to be delivered to the Trustee or the Custodian on its behalf (if it has not previously done so) a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property.]

Subject to the immediately following sentence, as promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Servicer shall (i) complete each assignment of Mortgage, as follows: “[__________________________], as trustee for the holders of the SunTrust [____________] Trust, Series 200[__]-[__] Mortgage Backed Pass-Through Certificates, Series 200[__]-[__]”, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section [3.8] hereof.

Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Depositor shall either (i) deliver or cause to be delivered to the Trustee or the Custodian on its behalf the Mortgage File as required pursuant to this Section 2.1 for each Delay Delivery Mortgage Loan or (ii) (A) substitute or cause to be substituted a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase or cause to be repurchased the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section [2.3] (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section [2.3]), provided, however, that if the Depositor fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty-day period provided in the prior sentence, the Depositor shall use its best reasonable efforts to effect or cause to be effected a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section [2.2] or in Section [2.3] shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Depositor shall have five (5) Business Days to cure or cause to be cured such failure to deliver. At the end of such thirty-day period, the Trustee or the Custodian, on its behalf shall send a Delay Delivery Certification for the Delay Delivery

Mortgage Loans delivered during such thirty-day period in accordance with the provisions of Section [2.2]. Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans in the Trust Fund is or will be Delay Delivery Mortgage Loans.

(c)           On or prior to the Closing Date, the Depositor shall deliver to the Trustee, the Master Servicer, the Servicer and the Trust Administrator a copy of the Data Tape Information in an electronic, machine readable medium in a form mutually acceptable to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.  Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee, the Master Servicer, the Trust Administrator and the Servicer.

(d)           The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “SunTrust [                      ] Trust, Series 200[ ]-[ ]” and [                              ] is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(e)           The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized and directed, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

(f)           The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representation and warranty set forth in paragraph II(l) of Schedule IV hereto.

(g)           Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Custodial Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the Initial Certification and the Document Certification and Exception Report shall be performed by the Custodian pursuant to the terms and conditions of this Agreement.

Section 2.02.                                Acceptance by the Trustee of the Mortgage Loans.

The Trustee on its behalf acknowledges receipt of the documents identified in its initial certification in the form annexed hereto as Exhibit E (the “Initial Certification”), and declares that it, or the Custodian on its behalf, holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  Each of the Trustee and the Custodian, as applicable, on its behalf acknowledges that it will maintain possession of the related Mortgage Notes in any of the states of [                   ] or  [                             ], unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, the Trustee shall deliver, or cause the Custodian to deliver, via facsimile (with original to follow the next Business Day) to the

Depositor, the Master Servicer and the Servicer the Initial Certification prior to the Closing Date, or as the Depositor agrees, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon.  The Trustee or the Custodian, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Trustee or the Custodian, as applicable, shall ascertain that all documents in the Custodial File required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Master Servicer and the Servicer the Initial Certification on the Closing Date, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification):  (i) all documents required to be received by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) and (xii) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement.  The Trustee or Custodian, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Trustee or the Custodian, as applicable, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the Trustee or the Custodian, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

The Originator shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee or the Custodian, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office.  The documents shall be delivered by the Originator at the Originator’s expense to the Servicer and in no event shall the Servicer be responsible for such expense.

Section 2.03.                                Representations, Warranties and Covenants of the Originator and the Servicer.

(a)           The Originator hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor and the Trustee as of the Closing Date.

(b)           It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.  Upon discovery by any of the Originator, the Depositor, the Trustee, the Trust Administrator, the Master Servicer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(c)           Within 30 days of the earlier of either discovery by or notice to the Originator that any Mortgage Loan does not conform to the requirements as determined in the Trustee’s or the [Custodian’s] review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty set forth in Schedule IV hereto, that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Originator shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Originator shall, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such related Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.04, if any, and a Request for Release substantially in the form of Exhibit J, and the Mortgage File for any such Qualified Substitute Mortgage Loan; provided, further, that with respect to any representations and warranties which are made to the best of the Originator’s knowledge, if it is discovered by the Originator, the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loans or materially and adversely affects the interests of the Trustee or the Certificateholders therein or such inaccuracy materially and adversely affects the value of the related Mortgage Loan or materially and adversely affects the interests of the Trustee or the Certificateholders therein in the case of a representation and warranty relating to a particular Mortgage Loan, notwithstanding the Originator’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.  In the event that a breach which materially and adversely affects the value of the related Mortgage Loan or Mortgage Loans, as the case may be, or the interests of the Trustee or the Certificateholders therein, shall involve any representation or warranty set forth in Schedule IV, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Depositor’s option, be repurchased by the Originator at the Repurchase Price.  Notwithstanding the foregoing, a breach which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, or by the Originator of any of the representations and warranties set forth in clauses I(tt), I(uu) or I(lll) of Schedule IV, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan.  In the event that the Trustee receives notice of a breach by the Originator of any of the representations and warranties set forth in clauses I(tt), I(uu) or I(lll) of Schedule IV, the Trustee shall give notice of such breach to the Originator and request the Originator to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of the Originator’s receipt of such notice.  The Originator shall repurchase each such Deleted Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

(d)           With respect to any Qualified Substitute Mortgage Loan or Loans, the Originator shall deliver to the Trustee or the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Originator on the next succeeding Distribution Date.  For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

(e)           In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03, the Servicer shall, based on information provided by the Originator, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Trust Administrator and the Master Servicer.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee or the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Originator and the Trustee shall execute and deliver at the direction of the Originator such instruments of transfer or assignment prepared by the Originator in each case without recourse, as shall be necessary to vest title in the Originator or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(f)           For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Originator to the Servicer for deposit into the Collection Account on or before the next Remittance Date.

(g)           In addition to such repurchase or substitution obligations, the Originator shall indemnify the Depositor, any of its Affiliates, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Originator of any of its representations and warranties contained in this Agreement.

(h)           In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the proceeds from such repurchase shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.04, if applicable, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or the Custodian shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee or Custodian for the benefit of the Certificateholders.

Section 2.04.                                Delivery of Opinion of Counsel in Connection with Substitution; Non-Qualified Mortgages.

(a)           Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 90 days after the Closing Date unless the Originator delivers to the Trustee and the Trust Administrator, an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on any Trust REMIC or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)           Upon discovery by the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties.  In connection therewith, the Trustee shall require the Originator to repurchase the affected Mortgage Loan within 30 days of the earlier of discovery or receipt of notice in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03.  The Trustee shall reconvey to the Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.05.                                Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trust Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.06.                                Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Servicer and the Originator that as of the date of this Agreement or as of such date specifically provided herein:

(a)           The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

(b)           The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)           This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer, the Trust Administrator, the Servicer, the Originator and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)           No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)           None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)           There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)           The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)           Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee.  The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

Within 60 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause (h) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and if such defect or breach cannot be remedied, the Depositor shall either (i) if such 60-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price.  The obligations of the Depositor to cure such breach or to substitute or purchase any Mortgage Loan constitute the sole remedies respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee.

Section 2.07.                                Representations, Warranties and Covenants of the Servicer, the Originator and the Master Servicer.

(a)           The Servicer hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Originator and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)           The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)           The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Originator, the Master Servicer, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)           The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the

Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)           The Servicer is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or which would require notification to HUD;

(v)           No litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)           The Servicer shall waive a Prepayment Premium or part of a Prepayment Premium only if (a) the prepayment is not the result of a refinancing by the Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan, or (ii) the collection of a Prepayment Premium  would, in the reasonable judgment of the Servicer, be in violation of law.  The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a Borrower (except with respect to a waiver of any such Prepayment Premium as described in the previous sentence).

(viii)                      For each Mortgage Loan, the Servicer will accurately, fully and in a timely manner report its borrower credit files to each of the three credit repositories; and

(ix)           the Servicer is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(b)           The Originator hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Servicer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)           The Originator is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia;

(ii)           The Originator has full power and authority to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)           The execution and delivery by the Originator of this Agreement have been duly authorized by all necessary corporate action on the part of the Originator; and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Originator or its properties or the certificate of incorporation or by-laws of the Originator, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Originator’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)           The execution, delivery and performance by the Originator of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)           This Agreement has been duly executed and delivered by the Originator and, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Master Servicer, the Trust Administrator and the Depositor, constitutes a valid and binding obligation of the Originator, enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)           There are no actions, litigation, suits or proceedings pending or, to the knowledge of the Originator, threatened against the Originator before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Originator if determined adversely to the Originator would reasonably be expected to materially and adversely affect the Originator’s ability to perform its obligations under this Agreement; and the Originator is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)           The Originator hereby makes the representations and warranties set forth in Exhibit A to the Mortgage Loan Purchase Agreement, as of the Closing Date, or the

date specified therein, with respect to the Mortgage Loans identified on Schedule I hereto; and

(viii)                      The Originator is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

(c)           The Master Servicer hereby represents, warrants and covenants to the Servicer, the Originator, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

(i)           The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)           The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Originator, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)           The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

(iv)           The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)           No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)           There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(d)           It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the Mortgage Files to the Trustee.  Upon discovery by any of the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Premium or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other such parties.  The obligation of the Originator set forth in Section 2.03(d) to cure breaches shall constitute the sole remedy against the Originator available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the Originator’s representations, warranties and covenants contained in paragraph (b)(vii) of this Section 2.07.  The obligation of the Servicer set forth in Section 3.07(a) to pay the amount of any waived Prepayment Premium shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the Servicer’s representations, warranties and covenants contained in paragraph (a)(vii) of this Section 2.07.

Section 2.08.                                Representations and Warranties of the Custodian.

The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)           The Custodian is duly organized as a chartered bank and is validly existing and in good standing under the laws of the state of Georgia and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)           The Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Custodian; and the Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Custodian’s ability to perform or meet any of its obligations under this Agreement.

(d)           No litigation is pending or, to the knowledge of the Custodian, threatened against the Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

(e)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of, or compliance by the Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Custodian has obtained the same.

Section 2.09.                                Purpose of Trust.

The purpose of the trust, as created hereunder, is to engage in the following activities:

(i)	to maintain books and records separate from any other person or entity;

(ii)	to maintain its bank accounts separate from any other person or entity;

(iii)	not to commingle its assets with those of any other person or entity and to hold all of its assets in its own name;

(iv)	to conduct its own business in its own name;

(v)
to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and to cause such financial statements to be prepared in accordance with generally accepted accounting principles;

(vi)	to pay its own liabilities and expenses only out of its own funds;

(vii)	to observe all corporate and other organizational formalities;

(viii)	to maintain an arm’s length relationship with its affiliates and to enter into transactions with affiliates only on a commercially reasonable basis;

(ix)	not to assume, guarantee or become obligated for the debts of any other entity or person;

(x)	not to acquire the obligations or securities of any affiliate or owner;

(xi)	to allocate fairly and reasonably any overhead expenses that are shared with any affiliate, including paying for office space and services performed by any employee of an affiliate;

(xii)	to use separate stationery, invoices, and checks bearing its own name;

(xiii)	to hold itself out as a separate entity;

(xiv)	to correct any known misunderstanding regarding its separate identity;

(xv)	not to identify itself or hold itself out as a division of any other person or entity;

(xvi)	not to hold out its credit as being available to satisfy the obligations of others;

(xvii)	to file separate tax returns from those of each person and entity except as may be required by law; and

(xviii)	to maintain its assets in a manner that it will not be costly or difficult to segregate ascertain, or identify from those of any other person.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.09 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the outstanding Certificates; provided that, for purposes of this provision, any Certificate held by the Servicer or any affiliate of the Servicer shall not be considered outstanding and, therefore, the Servicer and its affiliates shall not be entitled to vote on matters hereunder and the Voting Rights related to any such Certificates held by the Servicer or its affiliates shall not be included in the determination of the aggregate Voting Rights of outstanding Certificates.

Section 2.10.                                Subsequent Transfers.

(a)           Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Trust Administrator’s delivery, on behalf of the Trust, on the related Subsequent Transfer Date to or upon the order of the Seller of the purchase price therefor, (i) the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and (ii) the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Trust, all right, title and interest of the Seller and the Depositor, as applicable, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) the related Stated Principal Balance as of the Subsequent Cut-Off Date after giving effect to payments of principal due on or before the Subsequent Cut-Off Date; (ii) all collections in respect of interest and principal received after the Subsequent Cut-Off Date (other than principal and interest due on or before such Subsequent Cut-off Date); (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (v) all proceeds of any of the foregoing.  The transfers by the Seller to the Depositor and by the Depositor to the Trust of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule attached thereto shall be absolute and shall be intended by the Seller, the Depositor and all parties hereto, other than for federal income tax purposes, to be treated as a sale by the Seller to the Depositor and as a sale by the Depositor to the Trust.  The purchase price shall be one hundred Percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date.  This provision constitutes a fixed price contract within the meaning of Section 860G(a)(3) of the Code.  On or before each Subsequent Transfer Date, the Seller shall deliver to, and deposit with the Trustee or the Custodian on behalf of the Trustee, the related documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Transfer Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

(b)           The Seller shall transfer and deliver to the Trustee or the Custodian on behalf of the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.04 only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Transfer Date:

(i)           The Seller shall have provided the Servicer, the Trustee, the Depositor, the Trust Administrator, the Master Servicer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Stated Principal Balance of such Mortgage Loans and the Rating Agencies shall have informed the Seller, the Depositor, the Trustee, the Trust Administrator, the Master Servicer and the Servicer prior to the applicable Subsequent Transfer Date that the inclusion of such Subsequent Mortgage Loans will not result in the downgrade or withdrawal of the ratings assigned to the Notes;

(ii)           The Seller shall have delivered to the Trustee, the Depositor, the Trust Administrator, the Master Servicer and the Servicer a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit D;

(iii)           The Seller shall have delivered to the Trust Administrator for deposit in the Collection Account all principal collected and interest collected to the extent accrued and due after the Subsequent Cut-off Date;

(iv)           As of each Subsequent Transfer Date, the Seller was not insolvent, the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

(v)           Such addition will not result in a material adverse tax consequence to any Noteholder;

(vi)           The Pre-Funding Period shall not have terminated;

(vii)           The Depositor shall have provided the Trustee, the Trust Administrator and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., “True Sale Opinion”) of the Subsequent Mortgage Loans from the Depositor to the Trust, the enforceability of the Subsequent Transfer Agreement with respect to the Depositor and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the tax status of the Notes, which matters may be covered in the opinions delivered on the Closing Date;

(viii)                      The aggregate Stated Principal Balance of Subsequent Mortgage Loans does not exceed the amount deposited in the Pre-Funding Account as of the Closing Date;

(ix)           The conditions specified in Exhibit J hereto shall be met;

(x)           On the last Subsequent Transfer Date, the Trustee and the Trust Administrator shall have received an accountant’s letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Exhibit J hereto; and

(xi)           The Issuer shall have provided the Trustee, the Trust Administrator, the Depositor, the Rating Agencies, the Seller and the Underwriters with an Opinion of Counsel relating to general corporate matters, in a form reasonably satisfactory to the addressees thereto.

(c)           Each party hereto shall comply with their respective obligations set forth in Sections 2.01, 2.02, 3.01, 3.02 and 3.03 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date.  References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Initial Cut-Off Date or the Closing Date, as applicable, shall be deemed to refer to the applicable related Subsequent Cut-Off Date or Subsequent Transfer Date, respectively, except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Initial Mortgage Loans.

ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.                                Servicer to Service Mortgage Loans.

(a)           For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms and in accordance with Accepted Servicing Practices but without regard to:

(i)           any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(i)           the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(ii)           the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iii)           the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall [service the Mortgage Loans in a manner that provides for] the timely and complete recovery of principal and interest on the related Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee.  The Trustee shall execute any power of attorney, in the form annexed hereto as Exhibit L, furnished to it by the Servicer in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney, or any actions taken by the Servicer or any Subservicer pursuant to the powers granted to them under this paragraph.

(b)           Subject to Section 3.09(b), in accordance with Accepted Servicing Practices, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.  Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

(c)           [Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.]

(d)           The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

(e)           In the event of any change in the outstanding rating by Moody’s of the Servicer as a servicer of residential Mortgage Loans, the Servicer shall provide written notice of such change to the Master Servicer within five (5) Business Days of such change.

(f)           If, on any date of determination, the Servicer fails the Servicer Enhanced Review Test, the Servicer shall promptly submit a completed form in the form of Exhibit Q to the Master Servicer with respect to any Realized Losses, together with any supporting documentation reasonably requested by the Master Servicer, and shall continue to submit completed forms in the form of Exhibit Q, and related supporting documentation as requested by the Master Servicer, in connection with any subsequent Realized Losses.

Section 3.02.                                Subservicing Agreements between the Servicer and Subservicers.

(a)           The Servicer may enter into one or more subservicing agreements with one or more Subservicers for the servicing and administration of the Mortgage Loans (“Subservicing Agreements”).

(b)           Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof.  The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee.  Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee, the Master Servicer, the Trust Administrator and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the

Servicer alone, and the Depositor, the Master Servicer, the Trust Administrator and the Trustee shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor, the Master Servicer, the Trust Administrator or Trustee, to pay a Subservicer’s fees and expenses.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

(c)           As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which the Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer’s own funds without any right of reimbursement from the Depositor, the Trustee, the Master Servicer, the Trust Administrator, the   Collection Account.

Section 3.03.                                Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement to which the Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement.  In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer, the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, the Trust Administrator or the Trustee, if then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

Section 3.04.                                Liability of the Servicer.

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.                                No Contractual Relationship between Subservicers and the Trustee, Master Servicer, Trust Administrator or Certificateholder.

Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Master Servicer, the  Trust Administrator and the Certificateholder (or any successor to the Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06.                                Assumption or Termination of Subservicing Agreements by Master Servicer, Trustee or Trust Administrator.

In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Master Servicer or any other successor to Servicer pursuant to this Agreement, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Trustee, the Trust Administrator, the Master Servicer, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer, the Trust Administrator or the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07.                                Collection of Certain Mortgage Loan Payments.

(a)           The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances; provided, however, that the no modification, waiver or amendment with respect to a Mortgage Loan shall be permitted if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or is a 60+ Day Delinquent Mortgage Loan and in the Servicer’s opinion it is reasonably foreseeable that such Mortgage Loan will default, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”); provided, however, that the Servicer’s approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Certificates.  The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File.  In addition, notwithstanding the foregoing, the Servicer may also waive, in whole or in part, a Prepayment Premium if such Prepayment Premium is (i) not permitted to be collected by applicable law or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or

(ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment.

(b)           The Servicer shall give notice to the Trustee, the Trust Administrator, the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08.                                Subservicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”).  The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer.  The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  The Subservicer shall thereafter deposit such proceeds in the Collection Account of the Servicer or remit such proceeds to the Servicer for deposit in the Collection Account of the Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 3.09.                                Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)           The Servicer shall ensure that each of the related Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each related Mortgage Loan (each, a “Tax Service Contract”).  Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer’s expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

(b)           To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions.  To the extent the related Mortgage Loan provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Escrow Accounts”), which shall be Eligible Accounts.  The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error.  As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

Section 3.10.                                Collection Account.

(a)           On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee.  On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)           all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)           all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

(iv)           any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)           any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)           all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

(vii)           all Substitution Shortfall Amounts; and

(viii)          all Prepayment Premiums collected by the Servicer.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)           Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Trust Administrator, the Master Servicer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

Section 3.11.                                Withdrawals from the Collection Account and the Certificate Account.

(a)           The Servicer and the Trust Administrator, respectively, shall, from time to time, make withdrawals from the Collection Account or the Certificate Account, as applicable, for any of the following purposes or as described in Section 4.01:

(i)           on or prior to the Remittance Date, to remit to the Trust Administrator for deposit into the Certificate Account all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

(ii)           to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)           to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

(iv)           to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)           to pay to the Originator, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)           to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

(vii)           to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15;

(viii)          to pay to the Master Servicer the Master Servicing Fee;

(ix)           [reserved];

(x)           to reimburse the Servicer, the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian for expenses incurred by or reimbursable to the Servicer, the Depositor, the Trustee, the Master Servicer, the Trust Administrator or the Custodian, as the case may be, pursuant to this Agreement;

(xi)           to reimburse the Servicer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(xii)           [reserved];

(xiii)            to withdraw any amounts deposited in the Collection Account in error; and

(xiv)           to clear and terminate the Collection Account upon termination of this Agreement.

To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Trust Administrator for the account of the Trust Administrator interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

(b)           The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above.  The Servicer shall provide written notification to the Depositor on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

Section 3.12.                                Investment of Funds in the Collection Account, the Pre-Funding Account and the Certificate Account.

(a)           The Servicer may invest the funds in the Collection Account and the Trust Administrator may invest funds in the Pre-Funding Account and the Certificate Account (for purposes of this Section 3.12, each such Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (or, in the case of investments not managed or advised by the Trust Administrator or an affiliate thereof, the Business Day prior to such date).  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator.  The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)
demand payment of all amounts due thereunder to the extent that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)           All income and gain realized from the investment of funds deposited in the Collection Account and Escrow Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11.  Any other benefit derived from the Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that the Servicer shall not realize any economic benefit from any forced charging of services.  All income and gain realized from the investment of funds deposited in the Pre-Funding Account shall be for the benefit of the Seller and shall be paid to the Seller in accordance with the provisions of Section ___ hereof.  The Servicer and the Seller shall deposit in the Collection Account, the Escrow Account and the Pre-Funding Account, respectively, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)           All income and gain realized from the investment of funds deposited in the Certificate Account held by the Trust Administrator, shall be for the benefit of the Trust Administrator.  The  Trust Administrator shall deposit in the Certificate Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)           The Trustee and the Trust Administrator or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in their respective economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 3.13.                                Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage.

(a)           The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.  If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer’s written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor’s behalf.  Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance.  Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trust Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

In the event that any Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of “B” or better in Best’s (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)           The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement.  The Servicer shall provide the Trustee, the Master Servicer or the Trust Administrator upon request with copies of any such insurance policies and fidelity bond.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee.  The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14.                                Enforcement of Due-on-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer.  In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof and in accordance with Section 3.01(c) herein.  The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15.                                Realization upon Defaulted Mortgage Loans.

The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof.  [The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans as expeditiously as possible and in such manner as will maximize the receipt of principal and interest by the Trust Fund, taking into account, among other things, the timing of foreclosure proceedings.]  The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trust Fund, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11.  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse any Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows:  first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate).  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17.  The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trust Administrator for distribution in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector.  Upon completion of the inspection, the Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Depositor  shall determine how the Servicer shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Depositor directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11.  In the event the Depositor, with the prior consent of the Trustee, directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.  Neither the Trustee nor the Master Servicer shall be responsible for any direction given by the Depositor to the Servicer pursuant to this paragraph.

Section 3.16.                                Release of Mortgage Files.

(a)           Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release (in the form of Exhibit J or in an electronic format acceptable to the Custodian).  Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the Servicer within three (3) Business Days.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a Request for Release (in the form of Exhibit J or in an electronic format acceptable to the Custodian), release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Servicer or its designee.  Upon receipt of a Request for Release under this Section 3.16, the Custodian shall deliver the related Custodial File to the Servicer by overnight courier (such delivery to be at the Servicer’s expense); provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Originator shall reimburse the Servicer for any overnight courier charges incurred for the requested Custodial Files.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.  Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting pursuant to the powers granted to it in this paragraph.

Section 3.17.                                Title, Conservation and Disposition of REO Property.

(a)           This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof.  In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee’s nominee.

(b)           The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

(c)           [Reserved.]

(d)           The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

(e)           The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(f)           The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)           Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

(h)           The Servicer shall use Accepted Servicing Practices, to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for, and is granted, an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Depositor, the Trustee, the Trust Administrator and the Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Trust Administrator and the Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time.  The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.  Neither the Trustee nor the Master Servicer has any obligation with respect to REO Dispositions.

(i)           The Servicer shall perform the tax reporting required by section 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing any required tax and information returns, in the form required.

Section 3.18.                                Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments.  The Servicer shall promptly, upon written request therefor, deliver to the Trustee, the Trust Administrator and the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Trustee, the Trust Administrator or the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

Section 3.19.                                Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS.  Such access shall be afforded without charge, but only upon 15 days’ (or, if a Servicer Event of Default has occurred and is continuing, 2 days’) prior written request and during normal business hours at the offices of the Servicer or any Subservicer.  Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.20.                                Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.

The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.21.                                Servicing Compensation.

(a)           As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer).  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted in Section 3.11.  Except as provided in Section 6.06, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)           Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Sections 3.09(b)(vi) and 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

(c)           The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of any Subservicer to the extent not retained by such Subservicer and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

Section 3.22.                                Annual Statement as to Compliance.

The Servicer, Master Servicer and the Trust Administrator shall deliver (or otherwise make available) (and the Servicer, the Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 20[  ], an Officer’s Certificate stating, as to the signer thereof, that (a) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In the event the Servicer, Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.22 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.23.                                Report on Assessment of Compliance and Attestation.

(a)           By March 1 (with a ten-calendar day cure period) of each year, commencing in March 20[  ], the Servicer, Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance (an “Assessment of Compliance”) with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 4.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an Attestation Report on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer and the Custodian shall forward to the Trust Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same Person).  When the Master Servicer, the Custodian and the Trust Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Trust Administrator, such parties will also at such time include the assessment and attestation pursuant to Section 3.23(b) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing

Criteria for each party as set forth on Exhibit S and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

The Master Servicer shall include all annual reports on Assessment of Compliance received by it from the Servicer with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on Assessment of Compliance pursuant to this Section 3.23(a), or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b)           By March 1 (with a ten-calendar day cure period) of each year, commencing in March 20[  ], the Servicer, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report (an “Attestation Report”) to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such Assessment of Compliance and Attestation Report, the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.23(a) is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall include each such attestation furnished to it by the Servicer with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Servicer, the Custodian or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.23(b), or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 3.24.                                Master Servicer to Act as Servicer.

(a)           In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder).  Any such assumption shall be subject to Section 7.02.

(b)           If the Servicer shall for any reason no longer be the Servicer (including by reason of any Servicer Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(c)           The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

Section 3.25.                                Compensating Interest.

The Servicer shall remit to the Trust Administrator for deposit into the Certificate Account on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer for such Remittance Date.

Section 3.26.                                Credit Reporting; Gramm-Leach-Bliley Act.

(a)           With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to three of the national credit repositories, on a monthly basis.

(b)           The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder relating to the Mortgage Loans and the related borrowers, and shall provide all required notices thereunder.

Section 3.27.                                Certificate Account.

(a)           The Trust Administrator shall establish and maintain the Certificate Account on behalf of the Certificateholders.  The Trust Administrator shall, promptly on the Business Day received, deposit in the Certificate Account and retain therein the following:

(i)           the aggregate amount remitted by the Servicer to the Trust Administrator pursuant to Section 3.11;

(ii)           any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)           any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

(b)           In the event that the Servicer shall remit any amount not required to be remitted, the Servicer may at any time direct the Trust Administrator in writing to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering notice to the Trust Administrator which describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

Section 3.28.                                Pre-Funding Account.

(a)           The Trust Administrator has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated the Pre-Funding Account, which is and shall continue to be an Eligible Account in the name of the Trust Administrator and shall be designated “[                           ], as Trust Administrator of the SunTrust [                ] Trust, Series 200[ ]-[ ], Pre-Funding Account.” Any investment earnings from the Pre-Funding Account will be paid to the Seller on the first Business Day of the month following each Payment Date during the Pre-Funding Period; provided, however, that if the final Subsequent Transfer Date occurs after the Payment Date in a month, on such Subsequent Transfer Date, the Trust Administrator shall (i) transfer the Excess Funding Amount from the Pre-Funding Account to the Collection Account, (ii) transfer any investment earnings to the Seller as soon as practicable and (iii) close the Pre-Funding Account.  The amount on deposit in the related Subaccount of the Pre-Funding Account shall be invested in Eligible Investments at the direction of the Seller in accordance with the provisions of Section 3.12(a).  All investment earnings on funds on deposit in the Pre-Funding Account will be treated as owned by, and will be taxable to, the Seller.  For federal income tax purposes, the Seller shall be the owner of the Pre-Funded Accounts and shall report all items of income, deduction, gain or loss arising therefrom.

(b)           On the Closing Date, the Seller will cause to be deposited $__________ in the Pool 1 Subaccount, $___________ in the Pool 2 Subaccount and $_______________ in the Pool 3 Subaccount, in each case from the sale of the Certificates.

(c)           On each Subsequent Transfer Date, (i) the Seller shall instruct the Trust Administrator to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and (ii) the Trust Administrator shall pay such amounts to or upon the order of the Seller with respect to such transfer.  This Agreement shall constitute a fixed price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(d)           If at the end of the Pre-Funding Period amounts still remain in the Pre-Funding Account, the Trust Administrator shall withdraw such amounts, exclusive of investment income, from the Pre-Funding Account on such date and deposit such amounts in the Collection Account.

(e)           Withdrawals pursuant to paragraph (a)(i), (c) and (d) of this Section 3.28 shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.  Each of the Pre-Funding Accounts shall be an “outside reserve fund” within the meaning of Treasury regulation § 1.860G-2(h).

(f)           Unless closed as provided in Section 3.28(a) above, the Pre-Funding Account shall be closed at the close of business on the Payment Date immediately following the end of the Pre-Funding Period.

Section 3.29.                                [Reserved.]

Section 3.30.                                REMIC-Related Covenants.

For as long as each Trust REMIC shall exist, the Servicer shall act in accordance herewith to treat such Trust REMIC as a REMIC, and the Servicer shall comply with any directions of the Trustee or the Trust Administrator and, for the avoidance of doubt, Section 11.02 hereof to assure such continuing treatment.

ARTICLE IIIA
ADMINISTRATION AND MASTER SERVICING OF
THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 3A.01                                Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement.  The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Certificate Account pursuant to the terms hereof based on information provided to the Master Servicer by the Trust Administrator pursuant to the third paragraph of Section 8.01.  Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall have no duty or obligation to confirm or verify the amounts reported by the Servicer as Realized Losses with respect to any Determination Date unless the Servicer shall have failed the Servicer Enhanced Review Test for such Determination Date.

The Trustee shall furnish the Master Servicer with any limited powers of attorney and other documents in form acceptable to it that are necessary or appropriate to enable the Master Servicer to perform its master servicing obligations.  The Trustee shall have no responsibility for any action of the Master Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with the Master Servicer’s misuse of any such power of attorney.

The Master Servicer shall provide access to the records and documentation in possession of the Master Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer; provided, however, that, unless otherwise required by law, the Master Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor.  The Master Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer’s actual costs.

Section 3A.02                                REMIC-Related Covenants.

For as long as each Trust REMIC shall exist, the Master Servicer shall act in accordance herewith to treat such Trust REMIC as a REMIC, and the Master Servicer shall comply with any directions of the Trustee or the Trust Administrator and for the avoidance of doubt, Section 11.02 hereof to assure such continuing treatment.

Section 3A.03                                Monitoring of Servicer.

(a)           Subject to Section 3A.01, the Master Servicer shall be responsible for monitoring compliance by the Servicer with its duties under this Agreement.  In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement.  In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)           The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and Article VII, cause the Trustee to terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VII.  Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)           The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Certificate Account if the Servicer does not timely fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(d)           Subject to Section 3A.01, the Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

(e)           If the Master Servicer acts as successor Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

(f)           The Master Servicer shall not be liable for any acts or omissions of the Servicer.

Section 3A.04                                Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3A.05                                Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans; provided, however, that the Master Servicer shall not knowingly or intentionally take any action, allow the Servicer to take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder.  The Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices.  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.  The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer taken pursuant to any document delivered by the Trustee under this Section 3A.05.

Section 3A.06                                Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement.

Section 3A.07                                Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)           The Master Servicer shall transmit to the Trustee or the Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian.  Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Trust Administrator for deposit in the Certificate Account.  The Master Servicer shall, and, subject to Section 3.19, shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)           All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Trust Administrator for deposit in the Certificate Account.

Section 3A.08                                [RESERVED].

Section 3A.09                                Compensation for the Master Servicer.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and all investment income on funds on deposit in the Certificate Account.  The compensation owing to the Master Servicer in respect of any Distribution Date shall be reduced as applicable in accordance with Section 3A.12.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its ordinary activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3A.10                                [RESERVED].

Section 3A.11                                [RESERVED].

Section 3A.12                                Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event that the Servicer fails to perform on any Remittance Date its obligations pursuant to Section 3.25, the Master Servicer shall remit to the Trust Administrator not later than the Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Fee for such Distribution Date, without reimbursement therefor.

ARTICLE IV
DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01.                                Advances.

(a)           The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the first lien Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the second lien Mortgage Loans that are not thirty (30) or more days delinquent, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (iii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

(b)           On each Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit into the Certificate Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

(c)           The obligation of the Servicer to make such P&I Advances on first lien Mortgage Loans is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.  The Servicer may, but will not be obligated (i) to make any P&I Advances of principal on any REO property or any second lien Mortgage Loan that is thirty (30) or more days delinquent or (ii) to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or any Relief Act Interest Shortfalls.

(d)           Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Trustee, the Master Servicer and the Trust Administrator.  The Master Servicer shall be entitled to rely on any non-recoverability analysis made by the Servicer.

(e)           Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02.                                Priorities of Distribution.

(a)           On each Distribution Date, the Trust Administrator shall withdraw the related Group Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the REMIC I Regular Interests and REMIC II Regular Interests, as provided in Section 4.08, and then to distributions on the Certificates in the following order and priority and, in each case, to the extent of such Group Available Funds, subject to adjustment in accordance with Sections 4.02(b), 4.02(d) and 4.02(d):

(i)           With respect to the Group 1 Certificates, from the Group 1 Available Funds; with respect to the Group 2 Certificates, from the Group 2 Available Funds; with respect to the Group 3 Certificates, from the Group 3 Available Funds; and with respect to the Subordinate Certificates, from the Group 1 Available Funds, Group 2 Available Funds and Group 3 Available Funds as follows:

first, concurrently,

(A)           to the Group 1 Certificates, pro rata based on the Accrued Certificate Interest of such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; and

(B)           to the Group 2 Certificates, pro rata based on the Accrued Certificate Interest of such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; and

(C)           to the Group 3 Certificates, pro rata based on the Accrued Certificate Interest of such Class, an amount allocable to interest equal to the related Accrued Certificate Interest.

in each case (clause (A), (B) and (C) of this paragraph), any shortfall shall be allocated among such Classes described in the related paragraph in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall; and

second, from the Available Funds for Loan Group 1, the Senior Optimal Principal Amount for Loan Group 1 for that Distribution Date:

1.           to the Class 1-A certificates, based on its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero;

(D)           from the Available Funds for Loan Group 2, to the Group 2 Certificates, the Senior Optimal Principal Amount for Loan Group 2 for that Distribution Date, concurrently, to the Class 2-A Certificates, until its Certificate Principal Balance is reduced to zero;

(E)           from the Available Funds for Loan Group 3, to the Group 3 Certificates, the Senior Optimal Principal Amount for Loan Group 3 for that Distribution Date, to the Class 3-A Certificates, until its Certificate Principal Balance is reduced to zero;

fourth, to the Subordinate Certificates from the remaining Available Funds for each Loan Group in the aggregate, subject to Section 4.02(b) and 4.02(d), in the following order of priority:

(F)           to the Class M-1 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(G)           to the Class M-1 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(H)           to the Class M-2 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(I)           to the Class M-2 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(J)           to the Class M-3 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(K)           to the Class M-3 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(L)           to the Class M-4 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(M)           to the Class M-4 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(N)           to the Class M-5 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(O)           to the Class M-5 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(P)           to the Class M-6 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(Q)           to the Class M-6 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero;

(R)           to the Class M-7 Certificates, an amount allocable to interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

(S)           to the Class M-7 Certificates, an amount allocable to principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance of such Class is reduced to zero; and

fifth, to the Class R Certificate, in respect of the Class R-I Interest, any remaining funds in REMIC I, and to the Class R Certificate, in respect of the Class R-II Interest, any remaining funds in each remaining REMIC II.

(b)           On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Certificates shall be reduced by (i) the related Class’s pro rata share of Net Prepayment Interest Shortfalls with respect to the Mortgage Loans in the related Loan Group, based on such Class’s Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class’s pro rata share (based on such Class’ pro rata share without taking into account any such reduction) of (A) after the Special Hazard Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Interest Shortfall incurred on a Mortgage Loan in the related Loan Group or Loan Groups, during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(c)           Notwithstanding the priority and allocation contained in Section 4.02(a)(i) priority fourth, if with respect to any Class of Subordinate Certificates on any Distribution Date, such Class has not satisfied the related Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii) and (iii) of the definition of the Subordinate Optimal Principal Amount will be made to any such Classes (the “Restricted Classes”) and such amounts otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates that are not Restricted Classes, having lower numerical Class designations than such Restricted Classes, pro rata based on their respective Class Principal Balances immediately prior to such Distribution Date.  The calculation of any amount to be distributed under this Section 4.02(c) shall be made by the Master Servicer.

(d)           On each Distribution Date, after application of Group 1 Available Funds, Group 2 Available Funds and Group 3 Available Funds in accordance with Section 4.02(a)(i) items first and second, the Trust Administrator shall effect cross-collateralization among each Certificate Group in the following priority:

(i)           Subject to Section 4.02(b), to the extent any Accrued Certificate Interest with respect to any Class of Senior Certificates remains unpaid after application of Available Funds for the related Loan Group in accordance with Section 4.02(a)(i) items first and second, Available Funds for the other Loan Groups remaining after payments on the Senior Certificates related to such other Loan Groups shall be applied to cover such unpaid Accrued Certificate Interest and, to the extent there are insufficient funds to pay such amounts in full, shall be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest.

(ii)           If on any Distribution Date, one or more Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the Subordinate Certificates shall be paid to such Undercollateralized Group or Groups as principal to the Senior Certificates of such Undercollateralized Group or Groups in accordance with the priorities set forth in Section 4.02(a)(i) until the aggregate Class Principal Balance of the Senior Certificates of each such Undercollateralized Group equals the related Group Balance of the related Loan Group. If more than one such Certificate Group is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the Subordinate Certificates shall be distributed between such Undercollateralized Groups pro rata based on the outstanding balances of the respective Certificate Groups.

(iii)           On or after the date on which the Class Principal Balances of all of the Senior Certificates in any Certificate Group have been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount, shall be paid pro rata as principal to the remaining Senior Certificates of the other Certificate Group or Groups in accordance with the priorities set forth in Section 4.02(a)(i), provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for the Subordinate Certificates for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage for the Subordinate Certificates or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the last six months (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties) as a percentage of the Group Subordinate Amount is greater than or equal to 50%.

(iv)           Any application of the Subordinate Principal Distribution Amount pursuant to the preceding paragraphs (ii) and (iii) will reduce distributions to the Subordinate Certificates of such amount in reverse order of priority pursuant to the priorities set forth in Section 4.02(a)(i) priority fourth.

(e)           [Reserved].

(f)           [Reserved].

(g)           [Reserved].

(h)           In the event that the Mortgage Loans are purchased at the Servicer's election pursuant to Section 10.01(a), the Trust Administrator shall remit the amount of any Fair Market Value Excess by wire transfer of immediately available funds to the holders of the Class R Certificates in accordance with the instructions of the holders of the Class R Certificates.

Section 4.03.                                Monthly Statements to Certificateholders.

(a)           Not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Servicer, the Master Servicer, the Trustee, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

(i)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified, and the amount of the distribution made on such Distribution Date to the Holders of the Class [__] Certificates allocable to Prepayment Charges;

(ii)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

(iii)           the Net Monthly Excess Cashflow and the Credit Enhancement Percentage for such Distribution Date;

(iv)           the fees and expenses of the trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v)           the aggregate amount of P&I Advances for such Distribution Date (including the general purpose of such P&I Advances);

(vi)           the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the end of the related Due Period;

(vii)           the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)          the number and aggregate unpaid Principal Balance of Mortgage Loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent and (d) foreclosure proceedings have begun, in each case, as of the last day of the calendar month preceding the related Distribution Date and in accordance with the OTS method of calculating delinquencies;

(ix)           the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the calendar month preceding the related Distribution Date;

(x)           the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)           the Delinquency Percentage;

(xii)           the aggregate amount of Realized Losses incurred during the related Prepayment Period, the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period;

(xiii)          the aggregate amount of extraordinary trust fund expenses withdrawn from the Certificate Account for such Distribution Date;

(xiv)          the Certificate Principal Balance of each Class of Certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date;

(xv)           the Current Interest in respect of the Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Certificates on such Distribution Date;

(xvi)          the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments of Compensating Interest by the Servicer or the Master Servicer;

(xvii)         the amount of the Servicing Fees paid to or retained by the Servicer or any subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

(xviii)         the amount of the Master Servicing Fees to be paid to or retained by the Master Servicer with respect to such Distribution Date;

(xix)          the amount of the Custodial Fee, if any, to be paid or retained by the Trust Administrator with respect to such Distribution Date;

(xx)           whether the Stepdown Date or a Trigger Event has occurred;

(xxi)          the total cashflows received and the general sources thereof;

(xxii)         the respective Pass-Through Rates applicable to the Certificates for such Distribution Date and the Pass-Through Rate applicable to the Certificates for the immediately succeeding Distribution Date; and

(xxiii)        the applicable Record Dates, Interest Accrual Periods and Determination Dates for calculating distributions for such Distribution Date.

(b)           The Trust Administrator’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Master Servicer, the Originator and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer.  The Trust Administrator will make the above statement available via the Trust Administrator’s internet website.  The Trust Administrator’s website will initially be located at http://www.[        ].com and assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at [                            ].  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trust Administrator shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trust Administrator shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes.

The Trust Administrator shall also be entitled to rely on, but shall not be responsible for the content or accuracy of, any information provided by the Servicer for purposes of preparing the above statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

Upon written request from any Certificateholder, the Trust Administrator shall provide the information provided for in Sections 4.03(d) to such Certificateholder, at the expense of the requesting Certificateholder.  The Trust Administrator’s responsibility for providing the information provided for in Sections 4.03(d) to the Certificateholders is limited to the availability and timeliness of the information provided by the Servicer.  The Trust Administrator shall provide the information provided for in Sections 4.03(d) in the same format as received from the Servicer upon request by the Certificateholders.  The Trust Administrator shall have no duty or obligation to monitor, review or take any action regarding such information received pursuant to Section 4.03(d) other than forwarding copies to Certificateholders.  The Trust Administrator shall have no liability for the accuracy, completeness or otherwise for such information.

(c)           Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as are from time to time in effect.

(d)           Not later than the Reporting Date, the Servicer shall furnish to the Trust Administrator and the Master Servicer a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trust Administrator) containing such information as shall be reasonably requested by the Trust Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the “Servicer Remittance Report”).

The Servicer shall furnish to the Trust Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trust Administrator no later than the Reporting Date, which report shall contain the following:

(i)           with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

(ii)           with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)           the amount of servicing compensation received by the Servicer during the prior distribution period;

(iv)           the individual and aggregate Stated Principal Balance of the Mortgage Loans;

(v)           the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

(vi)           the number and aggregate outstanding principal balances of Mortgage Loans (not including Liquidated Mortgage Loans as of the end of the Prepayment Period) (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(vii)           each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)         with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

(ix)           any other information reasonably required by the Trust Administrator to enable it to prepare the monthly statement referred to in Section 4.03(a).

Section 4.04.                                [Reserved].

Section 4.05.                                Allocation of Realized Loss Amounts.

(a)           On or prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, including Excess Losses and the allocation of such total amount as set forth below.  Realized Losses occurring on the Mortgage Loans shall be allocated as follows:

(i)           [reserved];

(ii)           any Realized Loss with respect to any Mortgage Loan (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second to the Senior Certificates of the related Certificate Group pro rata based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date until the Class Principal Balance of each such Class has been reduced to zero;

(iii)           any Excess Losses occurring on any Mortgage Loan contributing to any Loan Group shall be allocated among (A) (1) the Group 1 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Loan Group 1, (2) the Group 2 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Loan Group 2, and (3) the Group 3 Certificates, in the case of an Excess Loss on a Mortgage Loan contributing to Loan Group 3; and (B) each Class of Subordinate Certificates, pro rata based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date of the Group Subordinate Amount for the Loan Group which incurred the Excess Loss); and

(b)           The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group 1, Group 2 and Group 3 Certificates and Subordinate Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to the Mortgage Loans) exceeds the Aggregate Pool Principal Balance for the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero; and

(c)           Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 4.03(a) or (b) above shall be accomplished by reducing the Certificate Principal Balance of such Certificate immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance” herein; provided that no Realized Loss with respect to any Loan Group shall be allocated to reduce the Certificate Principal Balance of a Senior Certificate in any Certificate Group to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the Senior Certificates and Subordinate Certificates to an amount less than the Aggregate Pool Principal Balance for the following Distribution Date minus any related Deficient Valuations occurring before the Bankruptcy Loss Coverage Termination Date (such limitation, the “Loss Allocation Limitation”).

(d)           Prior to the Cross-Over Date, with respect to any Recoveries received during the related Prepayment Period with respect to any Mortgage Loans, the Class Principal Balance of one or more Classes of Certificates that have previously had Realized Losses allocated, will be increased, as follows:

(i)           first, up to the amount of the Recoveries with respect to any Loan Group, the Class Principal Balance of each Class of Senior Certificates will be increased, pro rata, up to the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class, if any over (y) amounts previously applied to the increase of the Class Principal Balance of such Class pursuant to this Section 4.03(d)(i); and

(ii)         second, up to the amount of the Recoveries related to each Loan Group remaining after allocation pursuant to the preceding clause (i), the Class Principal Balance of each Class of Subordinate Certificates, in order of seniority, will be increased, by the amount of the excess, if any, of (x) unrecovered Realized Losses previously allocated to each such Class, if any, over (y) amounts previously applied to the increase of the Class Principal Balance of such Class pursuant to this Section 4.03(d)(ii)(4).

(e)           With respect to any Distribution Date on or after the Cross-Over Date, the Trust Administrator shall distribute the amount of any Recovery on a Mortgage Loan received during the calendar month prior to that Distribution Date to the Classes of Senior Certificates of the Certificate Group or Certificate Groups corresponding to the Loan Group to which the Mortgage Loan for which the Recovery was received, pro rata, the amount of such Recovery;

provided, however, that any distribution to a Class of Certificates pursuant to this Section 4.03(e) shall not reduce the Class Principal Balance of such Class.

Section 4.06.                                Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.07.                                Commission Reporting.

(a)           (i)           Using best efforts, within 10 days after each Distribution Date, and no later than 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall, in accordance with industry standards, prepare and file, on behalf of the Trust, with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date attached thereto.  Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)           For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date, (i) the parties set forth in Exhibit T shall be required to provide, pursuant to Section 4.07(a)(v) below, to the Trust Administrator (by email at [        ] and by facsimile at [           ]) and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit R (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Trust Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor for review, only to the extent that the Form 10-D contains Additional Form 10-D Disclosure.  Within two Business Days after receipt of such copy, but no later than the 13th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D.  A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.07(a)(vi).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator.  Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months (other than any such reports required to be filed by the Trust Administrator) and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no.”  In the absence of such notification by the Depositor to the Trust Administrator, the Trust Administrator shall be entitled to assume that the answer to the questions on Form 10-D should be “yes”; provided, however, that with respect to any such reports that the Trust Administrator was obligated to file but failed to timely file, the Trust Administrator will check “no” on the Form 10-D and promptly notify the Depositor thereof.  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under Sections 4.07(a)(i), (ii) and (v) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections.  The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.07(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the custodian and any Subservicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to any applicable agreement.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D and Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian (other than the Trust Administrator in such capacity), Subservicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iii)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall, be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor, pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City Time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit T shall be required pursuant to Section 4.07(a)(v) below to provide to the Trust Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

After preparing the Form 8-K, the Trust Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor for review.  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.07(a)(vi).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.07(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.07(a)(iii).  The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.07(a)(iii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicer, the custodian (other than the Trust Administrator in such capacity) and any Subservicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the Custodial Agreement or any other applicable agreement.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian (other than the Trust

Administrator in such capacity), Subservicer or Subcontractor needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)           (A)           Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 200[ ], the Trust Administrator shall prepare and file on behalf of the Trust an annual report on Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, the Master Servicer, the Trust Administrator and any Subservicer, Subcontractor or other Person engaged by such parties or the Trustee (together with any custodian other than the Trust Administrator in such capacity, each a “Reporting Servicer”), as described under Section 3.22 of this Agreement, provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K for each Reporting Servicer pursuant to Regulation AB, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.23 of this Agreement, and (B) if the report on Assessment of Compliance with the Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Assessment of Compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any Assessment of Compliance or Attestation Report that is not required to be filed with such Form 10-K pursuant to Regulation AB, (iii)(A) the registered public accounting firm Attestation Report for each Reporting Servicer as described under Section 3.23 of this Agreement, and (B) if any registered public accounting firm Attestation Report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described below.  Any disclosure or information in addition to the disclosure or information specified in items (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, be reported by the parties set forth on Exhibit T to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

No later than March 1st (with a 10 calendar day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 200[ ], (i) the parties set forth in Exhibit T shall be required to provide pursuant to Section 4.07(a)(v) below to the

Depositor and to the Trust Administrator (by email at [        ] and by facsimile at [         ]) and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

After preparing the Form 10-K, the Trust Administrator shall forward, upon request, electronically a copy of the Form 10-K to the Depositor for review.  Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-K.  No later than 12:00 noon New York City time on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of [SunTrust] shall sign the Form 10-K and return such signed Form 10-K to the Trust Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.07(a)(vi).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website (located at www.[     ].com) a final executed copy of each Form 10-K filed by the Trust Administrator.  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months (other than any such reports required to be filed by the Trust Administrator) and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  In the absence of such notification by the Depositor to the Trust Administrator, the Trust Administrator shall be entitled to assume that the answer to the questions on Form 10-K should be “yes”; provided, however, that with respect to any such reports that the Trust Administrator was obligated to file but failed to timely file, the Trust Administrator will check “no” on the Form 10-K and promptly notify the Depositor thereof.  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.  The parties to this Agreement acknowledge that the performance by the Master Servicer, the Servicer and the Trust Administrator of its duties under Section 4.07(a)(iv) and Section 4.07(a)(v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections, Section 3.22 and Section 3.23.  The Depositor acknowledges that the performance by the Master Servicer and the Trust Administrator of its duties under this Section 4.07(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicer, the custodian (other than the Trust Administrator in such capacity) and any Subservicer or Subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any Assessment of Compliance and attestation pursuant to any custodial agreement or any other applicable agreement.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto or any custodian (other than the Trust Administrator in such capacity), Subservicer or Subcontractor needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each of the Master Servicer and the Trust Administrator shall provide, and each such party and the Trustee shall cause any Subservicer or Subcontractor engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  A senior officer of [SunTrust] shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at [ ] or by facsimile at [(___) ___-____].  In the event that the Master Servicer, the Trust Administrator, the Trustee or any Subservicer or Subcontractor engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.07(a)(iv) with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

(v)           With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described in Section 4.07(a)(ii) through (iv) above.  Each of the Master Servicer, the Servicer, the Trust Administrator and Depositor hereby agree to notify and to provide, to the extent known, to the Trust Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit T hereof.  The Servicer shall be responsible for determining the pool concentration applicable to any Subservicer or originator at any time, for purposes of disclosure as required by Items 1108 and 1110 of Regulation AB.

(vi)           On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify electronically the Depositor.  In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-DA and Form 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-KA, Form 10-DA or Form 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized representative or senior officer in charge of master servicing, as applicable, of the Master Servicer.  Any amendment to Form 10-K shall be signed by the Servicer.  The parties to this Agreement acknowledge that the performance by the Master Servicer, the Servicer and the Trust Administrator of its duties under this Section 4.07(a)(vi) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from or on behalf of any other party hereto or any custodian (other than the Trust Administrator in such capacity), Subservicer or Subcontractor needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this

Section 4.07; provided, however, the Trust Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act.  Fees and expenses incurred by the Trust Administrator in connection with this Section 4.07 shall not be reimbursable from the Trust Fund.

(b)           (A)           The Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trust Administrator’s obligations under this Section 4.07 or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 3.22 and Section 3.23.

(B)           The Depositor shall indemnify and hold harmless the Trust Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 4.07 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

(C)           The Master Servicer shall indemnify and hold harmless the Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Master Servicer under this Section 4.05 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 3.22 or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 3.23.

(D)           The Servicer shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Servicer under Section 3.22, Section 3.23 or Section 4.07, including any failure by the Servicer  (or any Subservicer or any Subcontractor engaged by the Servicer), to provide any Back-Up Certification (if applicable), annual statement of compliance, annual Assessment of Compliance with Servicing Criteria or Attestation Report, any information, data or materials required to be included in any Exchange Act report or any other information or material when and as required under Sections 3.22, 3.23 or 4.07, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith and (ii) any material misstatement or omission contained in any information, disclosure, report, certification, data, accountants’ letter or other material provided under Sections 3.22, 3.23 and 4.07 to the Master Servicer or the Trust Administrator by or on behalf of the Servicer or on behalf of any Subservicer or Subcontractor), including any material misstatement or material omission in (i) any Back-Up Certification, annual statement of compliance, annual Assessment of Compliance with Servicing Criteria or Attestation Report delivered by the Servicer, or by any Subservicer or Subcontractor engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information provided by the Servicer.

(E)           The Custodian agrees to indemnify and hold harmless the Depositor, the Master Servicer and the Trust Administrator, and each Person, if any, who “controls” the Depositor, the Master Servicer and the Trust Administrator within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Custodian (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section [3.22(a)(i) or 3.22(b)(i)] or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section [3.22(a)(i)].

(F)           If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Master Servicer, the Trustee or the Trust Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 4.07 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)           Nothing shall be construed from the foregoing subsections (a) and (b) to require the Trust Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein.  Furthermore, the inability of the Trust Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.07(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trust Administrator of any obligation under this Agreement.

(d)           Notwithstanding the provisions of Section 11.01, this Section 4.07 may be amended without the consent of the Certificateholders.

(e)           Each of the parties agrees to provide to the Master Servicer and the Trust Administrator such additional information related to such party as the Master Servicer and the  Trust Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(f)           Any notice or notification required to be delivered by the Trust Administrator or Master Servicer to the Depositor pursuant to this Section 4.07, may be delivered via facsimile to the legal department at [(___) ___-____], with a copy delivered to the operations group at facsimile [(___) ___-____].

Section 4.08.                                REMIC Distributions and Allocation of Losses.

(a)           On each Distribution Date, the Trust Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i)           With respect to the Group 1 Mortgage Loans,

(A)           to Class 1-Initial Interest and Class 1-PF Interest in an amount equal to (I) the Uncertificated Accrued Interest for such REMIC 1 Regular Interest for such Distribution Date, plus (II) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(B)           to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated to the Class 1-Initial Interest, until the Uncertificated Balance thereof is reduced to zero; then, to Class 1-PF Interest until the Uncertificated Balance thereof is reduced to zero; provided however, with respect to the first three Distribution Dates, principal payments on the Initial Group 1 Mortgage Loans shall be allocated to the Class 1-Initial Interest until the Uncertificated Balance thereof has been reduced to zero, and all principal payments on the Subsequent Group 1 Mortgage Loans shall be allocated to the Class 1-PF Interest until the Uncertificated Balance thereof has been reduced to zero;

(C)           any remaining amount to the Class R Certificates (in respect of the Class R-I Interest).

(ii)           With respect to the Group 2 Mortgage Loans,

(A)           to Class 2-Initial Interest and Class 2-PF Interest in an amount equal to (I) the Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (II) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(B)           to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated to the Class 2-Initial Interest, until the Uncertificated Balance thereof is reduced to zero; then, to Class 2-PF Interest until the Uncertificated Balance thereof is reduced to zero; provided however, with respect to the first three Distribution Dates, principal payments on the Initial Group 2 Mortgage Loans shall be allocated to the Class 2-Initial

Interest until the Uncertificated Balance thereof has been reduced to zero, and all principal payments on the Subsequent Group 2 Mortgage Loans shall be allocated to the Class 2-PF Interest until the Uncertificated Balance thereof has been reduced to zero;

(C)           any remaining amount to the Class R Certificates (in respect of the Class R-I Interest).

(iii)           With respect to the Group 3 Mortgage Loans,

(A)           to Class 3-Initial Interest and Class 3-PF Interest in an amount equal to (I) the Uncertificated Accrued Interest for such REMIC 3 Regular Interest for such Distribution Date, plus (II) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(B)           to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated to the Class 3-Initial Interest, until the Uncertificated Balance thereof is reduced to zero; then, to Class 3-PF Interest until the Uncertificated Balance thereof is reduced to zero; provided however, with respect to the first three Distribution Dates, principal payments on the Initial Group 3 Mortgage Loans shall be allocated to the Class 3-Initial Interest until the Uncertificated Balance thereof has been reduced to zero, and all principal payments on the Subsequent Group 3 Mortgage Loans shall be allocated to the Class 3-PF Interest until the Uncertificated Balance thereof has been reduced to zero;

(C)           any remaining amount to the Class R Certificates (in respect of the Class R-I Interest).

(iv)
For purposes of calculating Uncertificated Accrued Interest in respect of each REMIC I Regular Interest and any Distribution Date, Net Prepayment Interest Shortfalls, Relief Act Reductions, and the aggregate of the amounts provided in Section 4.02(b) with respect to Special Hazard Mortgage Loans, Mortgage Loans subject to a Bankruptcy Loss and Fraud Loans shall be allocated to the related REMIC I Regular Interest in the same relative proportions as interest is allocated to such REMIC I Regular Interest.  With respect to Relief Act Reductions and the aggregate of the amounts provided in Section 4.02(b) with respect to Special Hazard Mortgage Loans, Mortgage Loans subject to a Bankruptcy Loss and Fraud Loans allocated to the REMIC I Regular Interests pursuant to this paragraph, such amounts shall be from (a) amounts allocated to the Loan Group 1 in the case of REMIC I Regular Interests beginning with the numeral “1,” (b) amounts allocated to Loan Group 2 in the case of REMIC I Regular Interests beginning with the numeral “2” and (c) amounts allocated to Loan Group 3 in the case of REMIC I Regular Interests beginning with the numeral “3.”

(v)
Realized Losses and Excess Losses with respect to the Group 1 Mortgage Loans shall be allocated first to the Class 1-Initial Interest and then the Class 1-PF Interest until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group 1 Mortgage Loans shall be allocated to Class 1-Initial Interest until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group 1 Mortgage Loans shall be allocated to Class 1-PF Interest until the Uncertificated Balance thereof has been reduced to zero.  Realized Losses with respect to the Group 2 Mortgage Loans shall be allocated first to the Class 2-Initial Interest and then the Class 2-PF Interest until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group 2 Mortgage Loans shall be allocated to Class 2-Initial Interest until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group 2 Mortgage Loans shall be allocated to Class 2-PF Interest until the Uncertificated Balance thereof has been reduced to zero.  Realized Losses with respect to the Group 3 Mortgage Loans shall be allocated first to the Class 3-Initial Interest and then the Class 3-PF Interest until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group 3 Mortgage Loans shall be allocated to Class 3-Initial Interest until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group 3 Mortgage Loans shall be allocated to Class 3-PF Interest until the Uncertificated Balance thereof has been reduced to zero.

(vi)	Recoveries received with respect to the Loan Groups shall be applied to the REMIC I Regular Interests in a manner analogous to the application of Realized Losses to the REMIC I Regular Interests.

(b)           Distributions on the REMIC II Regular Interests.  On each Distribution Date, the Trust Administrator shall be deemed to cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Certificate Account and distributed to the Holder of the Class R Certificate (in respect of the R-II Interest), as the case may be:

(i)	(A)
to the REMIC II Regular Interests, in an amount equal to (I) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (II) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(B)           to the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest so as to keep the Uncertificated Balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 1, Loan Group 2 and Loan Group 3, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest, such that the Subordinate Balance Ratio is maintained); and then any remaining principal to the Class 1-L Interest, Class 2-L Interest and Class 3-L Interest; and

(C)           any remaining amount to the Class R Certificates (in respect of the Class R-II Interest).

(ii)
Any distributions of principal made to the REMIC II Regular Interests pursuant to this Section 4.08(b) shall be made from the Group 1 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “1,” from the Group 2 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “2,” and from Group 3 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “3.”

(iii)
For purposes of calculating Uncertificated Accrued Interest in respect of each REMIC II Regular Interest and any Distribution Date, Net Prepayment Interest Shortfalls, Relief Act Reductions, and the aggregate of the amounts provided in Section 4.02(b) with respect to Special Hazard Mortgage Loans, Mortgage Loans subject to a Bankruptcy Loss and Fraud Loans shall be allocated to the related REMIC II Regular Interest in the same relative proportions as interest is allocated to such REMIC II Regular Interest.  With respect to Relief Act Reductions and the aggregate of the amounts provided in Section 4.02(b) with respect to Special Hazard Mortgage Loans, Mortgage Loans subject to a Bankruptcy Loss and Fraud Loans allocated to the REMIC II Regular Interests pursuant to this paragraph, such amounts shall be from (a) amounts allocated to the Loan Group 1 in the case of REMIC II Regular Interests beginning with the numeral “1,” (b) amounts allocated to Loan Group 2 in the case of REMIC II Regular Interests beginning with the numeral “2” and (c) amounts allocated to Loan Group 3 in the case of REMIC II Regular Interests beginning with the numeral “3.”

(iv)
Realized Losses and Excess Losses with respect to the Loan Groups shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest so as to keep the Uncertificated Balances thereof (computed to eight decimal places) equal to 0.100% of the Group Subordinate Amount for Loan Group 1, Loan Group 2 and Loan Group 3, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the Class 1-LS Interest, the Class 2-LS Interest and the Class 3-LS Interest, such that the Subordinate Balance Ratio is maintained) and third, the remaining Realized Losses shall be allocated to the Class 1-L Interest, Class 2-L Interest and Class 3-L Interest.  Any Realized Losses allocated to the REMIC II Regular Interests pursuant to this paragraph shall be from the Group 1 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “1,” from the Group 2 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “2,” and from Group 3 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “3.”

(v)	Recoveries received with respect to the Loan Groups shall be applied to the REMIC II Regular Interests in a manner analogous to the application of Realized Losses to the REMIC II Regular Interests.

(c)           Distributions on the REMIC III Regular Interests.  Each REMIC III Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate with the same designation.  Each REMIC III Regular Interest will have at all times an Uncertificated Balance equal to the Certificate Principal Balance of the Certificates with the same designation.

(d)           Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Certificate Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

ARTICLE V
THE CERTIFICATES

Section 5.01.                                The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trust Administrator or (y), in the event that no wire instructions are provided to the Trust Administrator, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trust Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trust Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02.                                Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)           The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder thereof or his attorney duly authorized in writing.  In the event the Depositor or an Affiliate transfers the Class C Certificates, or a portion thereof, to another Affiliate, it shall notify the Trust Administrator in writing of the affiliated status of the transferee.  The Trust Administrator shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(b)           No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  Except with respect to the initial transfer of the Class [__] Certificates to the NIM Trust or, in connection with the ultimate dissolution of the NIM Trust, the transfer of such Certificates from the NIM Trust to the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trust Administrator a letter in substantially the form of Exhibit I (the “Rule 144A Letter”) or (ii) in the case of the Class C Certificates, there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act.  In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee, the Trust Administrator, the Master Servicer and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trust Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trust Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Title I of ERISA or to Section 4975 of the Code or any governmental plan or church plan subject to federal, state or local laws that are substantially similar to the provisions of ERISA and the Code (“Similar Law”) (collectively, a “Plan”) or a person acting for, on behalf of or with the assets of, any such Plan, or (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate) presented for registration in the name of a Plan or a person acting for, on behalf of or with the assets of, any such Plan, an Opinion of Counsel satisfactory to the Trustee, the Trust Administrator and the Servicer, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Servicer or the Trust Fund, upon which the Depositor, the Trustee, the Master Servicer, the Trust Administrator and the Servicer shall be entitled to rely, to the effect that the purchase or holding of such ERISA-Restricted Certificate (i) is permissible under applicable law, (ii) will not result in a non-exempt prohibited transaction under Title I of ERISA, Section 4975 of the Code or a violation of Similar Law and (iii) will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken by such entities in this Agreement.  For purposes of clause (i) above, with respect to an ERISA-Restricted Certificate that is a Book-Entry Certificate, in the event the representation letter referred to above is not furnished, such representation shall be deemed to have been made to the Trustee and the Trust Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  In the event that such representation is violated, or any attempt to transfer to a Plan or a person acting for, on behalf of or with the assets of, any such Plan, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration or transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

(c)           Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee;

(ii)           No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee substantially in the form attached hereto as Exhibit G;

(iii)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)           Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator, to the last preceding Permitted Transferee of such Certificate; and

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the Master Servicer, the Originator or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)           The registered Holder of a Class R Certificate will be entitled to separate such Certificate into its component parts.  The Trust Administrator shall, upon delivery to it of the Class R Certificate and a written request of the registered Holder thereof to separate such Certificate into its component parts, issue to such registered Holder in exchange for such Class R Certificate (i) a separately transferable, certified and fully registered security that will, from the date of its issuance, represent the Holder’s Percentage Interest in the Class R-I Interest, (ii) a separately transferable, certified and fully registered security that will, from the date of its issuance, represent the Holder’s Percentage Interest in the Class R-II Interest and (iii) a separately transferable, certified and fully registered security that will, from the date of its issuance, represent the Holder’s Percentage Interest in the Class R-III Interest.  The Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such exchange of the Class R Certificate.

(e)           The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(f)           Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trust Administrator or the Depositor is unable to locate a qualified successor, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates.  None of the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trust Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(g)           Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.  No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03.                                Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Trust Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a protected purchaser, the Trust Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.                                Persons Deemed Owners.

The Servicer, the Master Servicer, the Trust Administrator, the Trustee, the Depositor, and any agent of the Servicer, the Master Servicer, the Trust Administrator, the Trustee or the Depositor may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Depositor or any agent of the Servicer, the Master Servicer, the Trust Administrator, the Trustee or the Depositor shall be affected by any notice to the contrary.

Section 5.05.                                Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06.                                Maintenance of Office or Agency.

The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange.  The Trust Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479 for such purposes.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI
THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SERVICER AND THE CUSTODIAN

Section 6.01.                                Respective Liabilities of the Depositor, the Originator, the Master Servicer and the Servicer.

The Depositor, the Originator, the Master Servicer, the Servicer and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02.                                Merger or Consolidation of the Depositor, the Originator, the Master Servicer, the Servicer or the Custodian.

The Depositor, the Originator, the Master Servicer, the Servicer and the Custodian will each keep in full effect its existence, rights and franchises as a corporation, national bank or state industrial bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Originator, the Master Servicer, the Servicer or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Originator, the Master Servicer, the Servicer or the Custodian shall be a party, or any person succeeding to the business of the Depositor, the Originator, the Master Servicer, the Servicer or the Custodian, shall be the successor of the Depositor, the Originator, the Master Servicer, the Servicer or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Senior Certificates and Subordinate Certificates.

Section 6.03.                                Limitation on Liability of the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer, the Custodian and Others.

None of the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer, the Custodian nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the

Depositor, the Originator, the Master Servicer, the Servicer, the Trust Administrator, the Custodian or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Originator, the Master Servicer, the Servicer, the Trust Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Originator, the Master Servicer, the Servicer, the Trust Administrator and the Custodian each may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Originator, the Master Servicer, the Servicer, the Trust Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Originator, the Master Servicer, the Servicer, the Trust Administrator and the Custodian each shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy, judicial proceeding or legal action relating to a governmental taxing authority or to this Agreement, the Certificates or the Mortgage Loans or any other unanticipated or extraordinary expense within the meaning of Treasury Regulation § 1.860G-1(b)(3)(ii) or (iii) , other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of their respective duties hereunder or by reason of reckless disregard of their respective obligations and duties hereunder.  None of the Originator, the Master Servicer, the  Depositor, the Custodian nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Originator, the Master Servicer, the Custodian and the Servicer may in its discretion undertake any such action (or direct the Trustee or the Trust Administrator to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Originator, the Trust Administrator, the Trustee, the Master Servicer, the Custodian and the Servicer, as applicable, shall be entitled to be reimbursed therefor out of the Collection Account.

The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer’s obligations and duties under this Agreement.  Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee.  Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from the Trust Fund.

Section 6.04.                                Limitation on Resignation of the Servicer or Custodian.

Neither the Servicer nor the Custodian shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, in the case of an assignment or resignation by the Servicer, or by the mutual consent of the Depositor and the Trustee, in the case of an assignment or resignation by the Custodian, or (ii) upon the determination that its respective duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or Custodian without the incurrence of unreasonable expense.  Any such determination permitting the resignation of the Servicer or Custodian under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Master Servicer, the Trust Administrator and the Trustee, as applicable, which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trust Administrator, the Master Servicer and the Trustee, as applicable.  No such resignation shall become effective until a successor shall have assumed the Servicer’s or Custodian’s, as applicable, responsibilities and obligations hereunder.

Section 6.05.                                Additional Indemnification by the Servicer; Third Party Claims.

The Servicer shall indemnify the Originator, the Depositor, the Master Servicer, the Trust Administrator and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Servicer immediately shall notify the Depositor, the Master Servicer, the Trust Administrator and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Trust Administrator, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Originator, the Depositor, the Master Servicer, the Trust Administrator or the Trustee in respect of such claim.

Section 6.06.                                Rights of the Depositor, the Master Servicer, the Trust Administrator and the Trustee in Respect of the Servicer.

The Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor, the Master Servicer, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Subservicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Subservicer) responsible for such obligations.  Upon request, the Servicer shall furnish to the Depositor, the Master Servicer, the Trust Administrator and the Trustee its (and any such Subservicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement that it possesses.  To the extent the parties are informed that such information is not otherwise available to the public or is deemed confidential by the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s (or any such Subservicer’s) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii)

pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Master Servicer, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, shall each use its best efforts to assure the confidentiality of any such disseminated non-public information.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 6.06 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

Section 6.07.                                Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Trust Administrator, the Master Servicer and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of any Class of Senior Certificates and Subordinate Certificates.  Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator.  No resignation of the Master Servicer shall become effective until a successor master servicer reasonably acceptable to the Trustee shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.  Any resignation or removal of the initial Master Servicer will result in the removal of the initial Trust Administrator.

Section 6.08.                                Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and that the purchaser or transferee (a) have a net worth of not less than $5,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) be reasonably satisfactory to the Trustee, the Servicer and the Depositor (as evidenced in a writing signed by the Trustee and the Depositor); and (c) execute and deliver to the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it after the date of such assumption as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Depositor and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.  No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 6.09.                                Fees of the Custodian.

The Custodian shall be entitled to [receive the Custodial Fee as compensation for its duties hereunder][specify other method of compensation].

ARTICLE VII
DEFAULT

Section 7.01.                                Events of Default.

(a)           “Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)           any failure by the Servicer to remit to the Trust Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by the Certificateholders entitled to at least 25% of the Voting Rights; or

(ii)           the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Master Servicer, the Trust Administrator and the Trustee of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

(iii)           the failure by the Servicer in any month to deliver the Servicer Remittance Report to the Trust Administrator, and such failure continues uncured for more than 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(v)           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vi)           the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vii)           any failure of the Servicer to make any Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

(viii)          a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee, the Master Servicer, the Trust Administrator or the Depositor, or to the Servicer, the Trustee, the Master Servicer, the Trust Administrator and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

(ix)            any failure by the Servicer to duly perform within the required time period, its obligations under Section 3.22, Section 3.23 or Section 4.07, which failure continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Master Servicer, the Trust Administrator or the Depositor, or to the Servicer, the Trustee, the Master Servicer, the Trust Administrator and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates.

If a Servicer Event of Default shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Master Servicer, the Trust Administrator or the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights, the Trust Administrator shall direct the Trustee, and the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer or the Trustee shall not be required to give written notice to the Servicer of the occurrence of a Servicer Event of Default described in clauses (ii) through (x) of this Section 7.01(a) unless and until a Responsible Officer of the Trustee or a Master Servicing Officer has actual knowledge of the occurrence of such a Servicer Event of Default.  In the event that a Responsible Officer of the Trustee or a Master Servicing Officer has actual knowledge of the occurrence of an event of default described in clause (i) of this Section 7.01(a), the Master Servicer, the Trust Administrator or the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which the Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Servicer Event of Default.  On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer.  The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII.  The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement.  In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

(b)           On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section and, without limitation, the Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer with all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property.  For purposes of this Section 7.01, the Master Servicer shall not be deemed to have knowledge of a Servicer Event of Default unless a Master Servicing Officer of the Master Servicer has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Master Servicer and such notice references any of the Certificates, the Trust, the REMICs or this Agreement.

The Master Servicer shall be entitled to be reimbursed by the defaulting Servicer (or by the Trust Fund if such Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose in accordance with Section 3.11 and in the time period specified in Section 3.11 prior to the termination of its activities hereunder.  The Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder with respect to events occurring prior to such termination.

(c)           If any one of the following events (“Master Servicer Events of Termination”) shall occur and be continuing:

(i)           any failure by the Master Servicer to deposit in the Certificate Account any amount required to be deposited by it under the terms of this Agreement (including an Advance required to be made pursuant to Section 4.01 hereof), which failure shall continue unremedied for one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

(ii)           any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.07, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by Holders of Certificates entitled to at least 25% of the Voting Rights; or

(iii)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv)           the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)           the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

If a Master Servicer Event of Termination described in clause (i) of this Section 7.03(c) shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement (other than as a Holder of any Certificate) and in and to the Mortgage Loans and the proceeds thereof.  If a Master Servicer Event of Termination described in clauses (ii) through (v) of this Section 7.03(c) shall occur, then, and in each and every such case, so long as such Master Servicer Event of Termination shall not have been remedied, the Trustee may, and at the written direction of  Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, in and to the Mortgage Loans and the proceeds thereof.  Any such termination of the initial Master Servicer will also result in the termination of the initial Trust Administrator.  Upon such termination, or on or after receipt by the Master Servicer of such written notice, as the case may be, all authority, power and obligations of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement after the date of such termination, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination).  For purposes of this Section 7.01(c), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust or this Agreement.  The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Termination of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Termination and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all master servicing files and all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) and any other master servicing transfer costs applicable with respect to a transfer of master servicing are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.  Furthermore, neither the Trustee nor any other successor Master Servicer shall be liable for any acts or omissions of the terminated Master Servicer.

Section 7.02.                                Master Servicer to Act; Appointment of Successor.

(a)           On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.06, be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and shall immediately assume all the responsibilities, duties and liabilities relating thereto and arising thereafter (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(d)-(h)) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Master Servicer is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Master Servicer shall not be obligated to make P&I Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to deliver or provide, or delay in delivering or providing, information, documents, records or cash as required under this Agreement shall not be considered a default by the Master Servicer as successor to the Servicer hereunder; and provided further, that it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions (other than the obligation to advance P&I Advances, which obligation shall arise upon the receipt by the Servicer of notice of termination pursuant to Section 7.01) can be fully transferred to the Master Servicer or any successor Servicer appointed in accordance with this Agreement.  As compensation therefor, the Master Servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act as Servicer hereunder.  Notwithstanding the above and subject to the immediately following paragraph, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor Servicer under this Agreement in the assumption of the responsibilities, duties or liabilities of the Servicer under this Agreement.

Notwithstanding anything herein to the contrary, in no event shall the Trustee, the Trust Administrator or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

Any successor Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $30,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) under this Agreement as if originally named as a party to this Agreement.

(b)           (i)           All Servicing Transfer Costs incurred by the Trustee, the Trust Administrator, the Master Servicer and any successor Servicer under paragraph (b)(2) below shall be paid immediately by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, the successor Servicer, the Master Servicer, the Trust Administrator and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

(ii)           No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities hereunder.  In connection with such appointment and assumption described herein, the Trustee, the Trust Administrator or the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder.  The Depositor, the Trustee, the Trust Administrator, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the Servicer under this Agreement, the Master Servicer shall act in such capacity as hereinabove provided.

Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

Section 7.03.                                Notification to Certificateholders.

(a)           Upon any termination of a Servicer or appointment of a successor Servicer, the Trust Administrator shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)           Within 60 days after the occurrence of any Servicer Event of Default or Master Servicer Event of Termination, the Trust Administrator or Trustee respectively shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Servicer Event of Default or Master Servicer Event of Termination hereunder known to the Trustee or the Trust Administrator, as applicable, unless such Servicer Event of Default or Master Servicer Event of Termination shall have been cured or waived.

ARTICLE VIII
CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.                                Duties of the Trustee and Trust Administrator.

The Trustee, before the occurrence of a Servicer Event of Default or Master Servicer Event of Termination and after the curing of all Servicer Events of Default or Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Termination has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement.  Neither the Trustee nor the Trust Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.  If any such instrument is found not to conform on its face to the requirements of the Agreement in a material manner, the Trustee and the Trust Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its respective satisfaction, such dissatisfied party shall provide notice thereof to the Certificateholders.

The Trust Administrator agrees to notify the Master Servicer in writing no later than 5:00 p.m.  New York time on each Remittance Date of the aggregate dollar amount of the funds received by the Trust Administrator from the Servicer on such Remittance Date and any other information reasonably requested by the Master Servicer, so as to enable the Master Servicer to make the reconciliations and verifications required to be made by it pursuant to Section 3A.01.  Neither the Trustee nor the Trust Administrator shall be deemed to have knowledge of a Servicer Event of Default or Master Servicer Event of Termination unless a Responsible Officer of the

Trustee or the Trust Administrator, respectively, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default or Master Servicer Event of Termination is received by the Trustee or the Trust Administrator, respectively, and such notice references any of the Certificates, the Trust, the REMICs or this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           The duties and obligations of the Trust Administrator, and with respect to the duties and obligations of the Trustee, prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination, and after the curing of all such Servicer Events of Default or Master Servicer Events of Termination which may have occurred, shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it that conform to the requirements of this Agreement;

(ii)           Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts; and

Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, or exercising any trust or power conferred upon the Trustee or the Trust Administrator, under this Agreement.

Section 8.02.                                Certain Matters Affecting the Trustee and the Trust Administrator.

(a)           Except as otherwise provided in Section 8.01:

(i)           Before taking any action under this Agreement, each of the Trustee or the Trust Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           Each of the Trustee and the Trust Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iii)           Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to it security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicer Event of Default or Master Servicer Event of Termination (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs;

(iv)           Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)           The Trust Administrator shall not, and prior to the occurrence of a Servicer Event of Default or a Master Servicer Event of Termination hereunder and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)           Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys were appointed with due and proper care);

(vii)           Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account by the Servicer or in the Pre-Funding Account by the Seller pursuant to Section 3.12;

(viii)          Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement);

(ix)           Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from any failure or omission of any other party to this Agreement to comply with its obligations hereunder;

(x)           Any permissive right of the Trustee enumerated herein shall not be construed as a duty; and

(xi)           Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions.

(b)           All rights of action under this Agreement or under any of the Certificates enforceable by the Trustee or the Trust Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03.                                Neither the Trustee Nor the Trust Administrator Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.11) shall be taken as the statements of the Depositor, and the Trustee does not assume any responsibility for their correctness.  Neither the Trustee nor the Trust Administrator makes any representation or warranty as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.11) or of the Certificates (other than the signature of the Trustee and the Trust Administrator and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document or of the MERS® System.  Neither the Trustee nor the Trust

Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

Section 8.04.                                Trustee and Trust Administrator May Own Certificates.

Each of the Trustee and the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee or the Trust Administrator, as applicable.

Section 8.05.                                Fees and Expenses of the Trustee and Trust Administrator.

(a)           The annual fees of the Trustee hereunder shall be paid in accordance with a side letter agreement with the Trust Administrator and at the sole expense of the Trust Administrator.  Subject to Section 8.05(b), the Trustee and the Trust Administrator, and any director, officer, employee or agent of either, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including any unreimbursed fees or expenses for work relating to an appointment of a successor Servicer or a successor Master Servicer under Article VII herein, but not including expenses, disbursements and advances incurred or made by the Trustee (or its custodian) or the Trust Administrator, as applicable, including the reasonable compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, the Certificates or the Mortgage Loans, other than any loss, liability or expense (i) resulting from the Trustee’s or the Trust Administrator’s negligent actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator pursuant to Section 11.01(c), or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the its respective obligations under Article XI hereof.  Any amounts payable to the Trustee (or its custodian) or the Trust Administrator, and any director, officer, employee or agent of the Trustee (or its custodian) or the Trust Administrator, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee (or its Custodian), the Trust Administrator and any director, officer, employee or agent of the Trustee (or its custodian) or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Certificate Account at any time.  Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Trust Administrator, as applicable.

(b)           The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

(c)           Without limiting the Servicer’s indemnification obligations under Section 6.03, the Servicer agrees to indemnify the Trustee, the Master Servicer and the Trust Administrator

from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer’s obligations and duties under this Agreement.  Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator.  Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer’s own funds, without reimbursement from the Trust Fund.

(d)           The Servicer shall pay any annual rating agency fees of S&P, Fitch and Moody’s for ongoing surveillance from its own funds without right of reimbursement.

Section 8.06.                                Eligibility Requirements for the Trustee and Trust Administrator.

Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Originator, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time either the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.                                Resignation and Removal of the Trustee or Trust Administrator.

The Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer and if the Trustee is resigning, to the Trust Administrator and, if the Trust Administrator is resigning, to the Trustee and the Certificateholders.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor trust administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and to the successor trustee or successor trust administrator, as applicable.  The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.  If no successor trustee or successor trust administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request by the Depositor, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust

Administrator or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor trustee or trust administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Trust Administrator, as applicable, so removed and to the successor.  The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee or trust administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Trust Administrator so removed and one complete set to the successor so appointed.  The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor as provided in Section 8.08.

Any resignation or removal of the initial Trust Administrator will result in the removal of the initial Master Servicer.

Section 8.08.                                Successor Trustee or Trust Administrator.

Any successor appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee or trust administrator shall deliver to its successor all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, if any, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 and the appointment of such successor shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09.                                Merger or Consolidation of the Trustee or the Trust Administrator.

Any corporation into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any corporation succeeding to the business of the Trustee or the Trust Administrator, shall be the successor of the Trustee or the Trust Administrator, as applicable, hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.                                Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.  Any reasonable and necessary expense of the Trustee related to the appointment of a co-trustee or a separate trustee for the limited purpose of performing the Trustee’s duties pursuant to this Section 8.10 shall be reimbursable from the Trust Fund.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Trust Administrator.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.                                Representations and Warranties of the Trustee and Trust Administrator.

(a)           The Trustee hereby represents and warrants to the Servicer, the Master Servicer, the Trust Administrator and the Depositor, as of the Closing Date, that:

(i)           It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)           The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or, to the best of its knowledge, result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)           It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)           This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b)           The Trust Administrator hereby represents and warrants to the Servicer, the Trustee and the Depositor, as of the Closing Date, that:

(i)           It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii)           The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)           It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)           This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

ARTICLE IX
TERMINATION

Section 9.01.                                Termination upon Liquidation or Purchase of the Mortgage Loans.

Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Servicer at the price equal to the Optional Termination Price; and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 9.02.                                Final Distribution on the Certificates.

If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trust Administrator promptly to send a Notice of Final Distribution to each Certificateholder.  If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Depositor shall notify the Servicer, the Master Servicer, the Trustee and the Trust Administrator of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify(a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated,(b) the amount of such final distribution,(c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Trust Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trust Administrator for deposit in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the Custodian of a Request for Release therefor, the Trustee or the Custodian shall promptly release to the Depositor or its designee the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Offered Certificates, the Certificate Principal Balance thereof plus for each such Class, accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Certificate Account with respect to the related REMIC (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Holders of the Residual Certificates with respect to their related REMIC shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03.                                Additional Termination Requirements.

In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” or “prohibited contributions” on any Trust REMIC as defined in the REMIC Provisions, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)           The Trust Fund shall be terminated only pursuant to a “qualified liquidation” as that term is defined in Section 860F of the Code; and

(b)           Within 90 days prior to the final Distribution Date, the Trust Administrator shall adopt plans of liquidation for each Trust REMIC.  The Trust Administrator shall specify such date in the final federal income tax return of each Trust REMIC; and

(c)           After the date of adoption of such plans of liquidation the Trustee shall sell all of the assets of the Trust to the Servicer for cash and, at or prior to the final Distribution Date, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs, with final payment made to the related Class of Residual Certificates.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Trust Administrator to adopt such plans of liquidation and to specify the 90-day liquidation period for each REMIC created hereunder, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.01.                                Amendment.

This Agreement may be amended from time to time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator, the Custodian and the Trustee and  without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Custodian or the Trustee, (iv) to comply with any requirements in the Code, (v) to conform the provisions of this Agreement to the descriptions thereof in the Prospectus Supplement, (vi) to add any other provisions with respect to matters or questions arising hereunder or (vii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iii), (vi) or (vii) above (a) that would expand the permissible activities of the Trust set forth in Section 2.09 shall not be permitted and (b) shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, the Depositor, the Originator, the Master Service, the Trust Administrator, the Custodian and the Servicer also may at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Trust Administrator have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.  In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Originator, the Servicer, the Custodian and the Trustee to comply with the provisions of Regulation AB.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Originator, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, neither of the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel satisfactory to the Trust Administrator, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment will not adversely affect in any material respect the interest of any Certificateholder and will not cause the imposition of any tax on any Trust REMIC or the

Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee and the Trust Administrator) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Trust Administrator, the Master Servicer or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Originator shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require either of the Trustee or the Trust Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), satisfactory to the Trustee or the Trust Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Section 10.02.                                Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.                                Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS RULES (EXCEPT FOR GENERAL OBLIGATIONS LAW 5-1401 WHICH SHALL APPLY HERETO) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04.                                Intention of Parties.

It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05.                                Notices.

(a)           The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)             Any material change or amendment to this Agreement;

(ii)           The occurrence of any Servicer Event of Default or Master Servicer Event of Termination that has not been cured;

(iii)           The resignation or termination of the Servicer, the Master Servicer, the Trust Administrator or the Trustee and the appointment of any successor;

(iv)           The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

(v)             The final payment to Certificateholders.

(b)           The Trustee shall use its best efforts to promptly provide notice to each Rating Agency of a Master Servicer Event of Termination to the extent it has actual knowledge thereof.

(c)           In addition, the Trust Administrator shall promptly make available on its internet website to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

All directions, demands and notices hereunder shall be in writing (which shall include transmission by electronic mail or facsimile) and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, SunTrust Mortgage Securitization, LLC, 901 Semmes Avenue, Richmond, Virginia 23224, Attention: [              ], telecopy number [              ] or other address as may be hereafter furnished to the other parties hereto in writing; (b) in the case of the Originator and the Servicer, SunTrust Mortgage, Inc., 901 Semmes Avenue, Richmond, Virginia 23224, Attention: Robert G. Partlow, with a copy to [                    ] [___________], telecopy number [               ], or such other address as may be hereafter furnished to the other parties hereto in writing; (c) in the case of the Trustee, [                             ], Attention:  [                     ], telecopy number [                     ], or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing; (d) in the case of the Trust Administrator, its Corporate Trust Office; in the case of the Master Servicer, to [              ], Attention: [                              ], telecopy number [                 ], or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing; and in the case of the Custodian, to SunTrust Bank, 1001 Semmes Avenue, 3rd Floor, RVW-4303, Richmond, Virginia 23224, Attention:  [Roste Burton, Mortgage Custody Services], telecopy number [                ]; or such other address as the Custodian may hereafter furnish to the other parties hereto in writing; and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency;

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06.                                Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.                                Assignment; Sales; Advance Facilities.

(a)           Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may be assigned by the Servicer with the prior written consent of the Depositor, the Master Servicer, the Trust Administrator and the Trustee.  In addition, for so long as the Servicer is acting as the Servicer hereunder (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Servicer sells, assigns or pledges to an Advancing Person the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned; it being further understood that upon the resignation or termination of the Servicer, such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated.  No consent of the Trustee, the Trust Administrator, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

(b)           Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

(c)           The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)           An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

(e)           The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

(f)           Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Master Servicer, the Trust Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee and the Trust Administrator have been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that:  (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee, the Trust Administrator and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) neither the Trustee nor the Trust Administrator shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

Section 10.08.                                Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Default or a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.09.                                Inspection and Audit Rights.

The Servicer agrees that on 15 days’ prior notice, it will permit any representative of the Depositor or the Trustee during such Person’s normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer, the Trust Administrator or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Master Servicer, the Trust Administrator or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

Section 10.10.                                Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Certificate Registrar pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11.                                Waiver of Jury Trial.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

ARTICLE XI
REMIC PROVISIONS

Section 11.01.                                REMIC Administration.

(a)           The Trust Administrator shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the regular interests in REMIC I and the Class R-I Interest shall be designated as the residual interest in REMIC I.  The REMIC II Regular Interests shall be designated as the regular interests in REMIC II, and the Class R-II Interest shall be designated as the residual interest in REMIC II.  The REMIC III Regular Interests shall be designated as the regular interests or REMIC III, and the Class R-III Interest shall be designated as the residual interest in REMIC III.  None of the Trustee, the Trust Administrator, the Depositor, the Servicer nor the Master Servicer shall permit the creation of any “interests” in any REMIC created hereunder (within the meaning of Section 860D of the Code) other than those designated above.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c)           The Trust Administrator shall pay out of funds on deposit in the Certificate Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee’s or the Trust Administrator’s willful misfeasance, bad faith or negligence.  The Trust Administrator, as agent for each Trust REMIC’s tax matters persons, unless another agent is appointed in such role for the Class R Certificates, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any related REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trust Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trust Administrator’s willful misfeasance, bad faith or negligence.  The holder of the largest

Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder.  By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund unless another agent is appointed in such role for the Class R Certificates.

(d)           The Trust Administrator shall prepare and file, and the Trustee shall sign, in a timely manner all of the federal, state and local tax and information returns in respect of each REMIC created hereunder.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement for such expenses.  The Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

(e)           The Trust Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.  The Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)           The Trust Administrator shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer and the Trustee shall assist the Trust Administrator, to the extent reasonably requested by the Trust Administrator to do specific actions in order to assist in the maintenance of such status).  The Trust Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of any tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either (i) or (ii), an “Adverse REMIC Event”) unless each of the Trustee and the Trust Administrator has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer or the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer or the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel.  In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicer and the Master Servicer will consult with the Trust Administrator, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and neither the Servicer nor the Master Servicer shall take any such action or cause any REMIC created hereunder to take such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer and the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trust Administrator.  At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)           In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations herein, (ii) to the Trust Administrator pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations herein, (iii) to the Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations herein, (iv) to the Master Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations herein, or otherwise (v) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

(h)           On or before April 15th of each calendar year (other than the calendar year during which the Closing Date occurs), the Trust Administrator shall deliver to the Servicer, the

Depositor and each Rating Agency an Officer’s Certificate from a Responsible Officer of the Trust Administrator stating, without regard to any actions taken by any party other than the Trust Administrator, the Trust Administrator’s compliance with this Article XI.

(i)           The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on both a calendar year basis and an accrual basis.

(j)           Following the Startup Day, neither the Trustee nor the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless the Trustee and the Trust Administrator shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)           Neither the Trustee, the Trust Administrator, the Master Servicer nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(l)           The Trust Administrator shall apply for an Employer Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities formed pursuant to this Agreement and will also file a Form 8811 for each REMIC formed pursuant to this Agreement.

Section 11.02.                                Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not result in an Adverse REMIC Event.

Section 11.03.                                Indemnification.

(a)           The Trustee agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trust Administrator, the Master Servicer and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator, the Master Servicer or the Servicer, as a result of a breach of its respective covenants set forth in this Article XI or negligent performance of its duties and obligations set forth herein.

(b)           The Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator or the Trustee, as a result of a breach of the Servicer’s covenants set forth in Article III or this Article XI or negligent performance of its duties and obligations set forth herein.

(c)           The Trust Administrator agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of its covenants set forth in this Article XI or negligent performance of its duties and obligations set forth herein.

(d)           The Master Servicer agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee, the Trust Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee, the Trust Administrator or the Servicer, as a result of a breach of its covenants set forth in this Article IIIA or Article XI or negligent performance of its duties and obligations set forth herein.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Trust Administrator, the Sponsor, the Originator, the Servicer and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

SUNTRUST MORTGAGE
SECURITIZATION, LLC,
as Depositor

By:
Name:
Title:

[ ], as Master Servicer and Trust Administrator

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

SUNTRUST MORTGAGE, INC.,
as Sponsor, Originator and Servicer

By:
Name:
Title:

SUNTRUST BANK,
as Custodian

By:
Name:
Title:

(Signature Page)